SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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INSIGNIA SOLUTIONS plc
                    (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 6, 2005
To Our Shareholders:
      You are cordially invited to attend the 2005 Annual General Meeting of Shareholders of Insignia Solutions plc to be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on September 30, 2005, at 10:00 a.m., local time.
      The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual General Meeting and Proxy Statement. Two of the resolutions to be acted upon are critical to our ability to fund our operations.
      The first of these, Resolution no. 7, is a proposal to reduce the capital of the Company from £15,600,000 consisting of 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 20p each to £1,350,000 consisting of 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 1p each. This would allow us to issue ordinary shares, and American Depository Shares (“ADSs”) representing ordinary shares, at a price of less than 20p per share. Without this change, we are unable to raise equity capital if our shares are trading at prices lower than 20p per share. While we would hope that our shares would not trade below this level, the inability to raise capital in the event that they do, could jeopardize our ongoing business.
      The second resolution, Resolution no. 8, that is critical to our ability to fund our operations is a proposal to increase our authorized share capital from £1,350,000 to £1,700,000 by the creation of an additional 35,000,000 ordinary shares. Currently, we are unable to issue new ordinary shares or warrants in financing transactions, as our authorized share capital does not provide for any shares in excess of those outstanding or reserved for issuance under outstanding warrants, our existing share subscription agreement and our employee share benefit plans. This proposal would enable us to issue new ordinary shares, which may be necessary to financing our business and enable us to pursue acquisitions and other business combinations, which could help us to increase our scale and market profile and pursue new revenue opportunities. Resolutions nos. 9 and 10 provide the Directors with the authority and the appropriate flexibility to issue the shares authorized under Resolution no. 8.
      It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE–PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
      The proxy card should be returned to the offices of Insignia Solutions plc at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, not later than 10:00 a.m. on September 28, 2005, being 48 hours prior to the time fixed for the Annual General

i

Meeting, or in the case of ADS holders to the Bank of New York by 5:00 pm New York time on September 23, 2005 at PO Box 11209 New York, N.Y. 10203-0209, U.S.A. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.
      The transfer books of Insignia Solutions plc will not be closed prior to the meeting but, pursuant to appropriate action by the Board of Directors, the record date for determination of holders of ADS entitled to notice of the meeting is August 31, 2005. If you have sold or transferred all of your shares in Insignia Solutions plc, please send this document and the accompanying form of proxy at once to the buyer or transferee or to the stockbroker or other agent who assisted you with the sale or transfer so that these documents can be forwarded to the buyer or transferee.
      The Notice, Proxy Statement and Proxy Card enclosed herewith are sent to you by order of the Board of Directors.

Sincerely,

Mark E. McMillan
Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING
NOTES
PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION OF PROXIES
REVOCABILITY OF PROXIES
PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS’ REPORT AND ACCOUNTS
PROPOSAL 2: DIRECTORS’ REMUNERATION REPORT
PROPOSAL 3: RE-APPOINTMENT OF U.K. INDEPENDENT ACCOUNTANTS
PROPOSAL 4: RATIFICATION OF U.S. INDEPENDENT ACCOUNTANTS
PROPOSALS 5 AND 6: RE-ELECTION OF DIRECTORS
PROPOSAL 7: REDUCTION OF NOMINAL VALUE OF ORDINARY SHARES
PROPOSAL 8: INCREASE OF AUTHORIZED SHARE CAPITAL
PROPOSALS 9 AND 10: ALLOTMENT OF SECURITIES
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
COMPANY SHARE PRICE PERFORMANCE
RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
THE DIRECTORS’ REPORT
INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE YEAR ENDED 31 DECEMBER 2004
CONSOLIDATED BALANCE SHEET
1. PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS

INSIGNIA SOLUTIONS PLC

NOTICE OF ANNUAL GENERAL MEETING

       NOTICE IS HEREBY GIVEN that the Annual General Meeting of Insignia Solutions plc (“Insignia” or the “Company”) will be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom on September 30, 2005 at 10:00 a.m., local time, to transact the following business, items 1 through 6, 9 and 10 being ordinary business and items 7 and 8 being special business:

1. To receive the U.K. statutory accounts of Insignia for the year ended December 31, 2004, together with the Directors’ and Auditors’ reports thereon. The shareholders of the Company need not vote on this matter.

2. To receive and approve the Directors’ remuneration report.

3. To reappoint MacIntyre Hudson as the U.K. statutory auditors and independent accountants of the Company to hold office until the conclusion of the Company’s next annual general meeting at which accounts are laid before the Company, and to authorize the Board of Directors of the Company to determine their remuneration.

4. To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s United States independent auditors for the fiscal year ending December 31, 2005.

5. To re-elect as a director Nicholas, Viscount Bearstead.

6. To re-elect as a director David G Frodsham.

7. To consider, and if thought fit, approve the reduction of the nominal value of our ordinary shares through the following Special Resolution:

“THAT, subject to the confirmation of the Court, the capital of the Company be reduced from £15,600,000 divided into 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 20p each to £1,350,000 divided into 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 1p each and that such reduction be effected:

(i) by cancelling paid up capital to the extent of 19p on each of the issued ordinary shares of 20p each and reducing the nominal amount of such ordinary shares to 1p; and

(ii) by sub-dividing and redenominating each of the unissued ordinary shares of 20p into 1 ordinary share of 1p and 19 “B” shares of 1p each; and

(iii) by cancelling all the “B” shares so created and diminishing the Company’s capital accordingly.”

8. To increase the number of the Company’s authorized shares by creating an additional 35,000,000 ordinary shares of 1p nominal value.

The following Ordinary Resolution will be considered at the meeting in relation to Proposal 8, which will require an affirmative vote of a majority of the votes cast at the meeting to be passed: “THAT, conditionally upon (i) the passing of the Resolution numbered 7 above and (ii) such Resolution becoming effective, the Company’s authorized share capital be increased from £1,350,000 to £1,700,000 by the creation of an additional 35,000,000 ordinary shares of 1p nominal value, each ranking pari passu in all respects with the existing ordinary shares in the capital of the Company.”

9. To authorize the Board of Directors of the Company to issue up to 51,000,000 ordinary shares and up to 3,000,000 preferred shares (or other securities derived from such ordinary shares and preferred shares, such as options or warrants) of the Company without first gaining shareholder approval, with such authority lasting a period of five years.

The following Ordinary Resolution will be considered at the meeting in relation to Proposal 9, which will require a majority of the shareholder votes cast at the meeting to be passed: “THAT, conditionally upon (i) the passing of the Resolution numbered 7 above, (ii) such Resolution becoming effective, and (iii) the passing of the Resolution numbered 8 above, in accordance with Section 80 of the Companies Act 1985 (the “Act”), the directors be and are hereby generally and unconditionally authorized to exercise all the powers of the Company to allot relevant securities (as defined in Section 80 of the Act) up to an aggregate nominal amount of £1,110,000 provided that this authority (unless previously revoked or renewed) shall expire on September 29, 2010 and that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired; and THAT the authority conferred on the directors by an ordinary resolution passed on June 23, 2004 to allot shares up to an aggregate nominal amount of £9,771,729.40 (to expire on June 22, 2009) shall cease to have effect upon and with effect from the passing of this resolution.”

10. In conjunction with the authority proposed to be given in Proposal 9, to authorize the Board of Directors of the Company to issue up to 51,000,000 ordinary shares (or other securities derived from such ordinary shares, such as options or warrants) for cash without giving shareholders the first opportunity to purchase such shares or securities. This authority is to last a period of five years.

The following Special Resolution will be considered at the meeting in relation to Proposal 10, which will require at least 75% of the shareholder votes cast at the meeting to be passed: “THAT, conditionally upon (i) the passing of the Resolution numbered 7 above, (ii) such Resolution becoming effective, and (iii) the passing of the Resolutions numbered 8 and 9 above, in accordance with Section 95(1) of the Act, the directors be and are hereby given power, for the period commencing on and with effect from the date of adoption of this Resolution and (unless previously revoked or renewed) expiring on September 22, 2010, to allot equity securities (as defined in Section 94(2) of the Act) pursuant to the authority conferred by the Resolution numbered 9 above as if Section 89(1) of the Act did not apply to such allotment and provided that the Company may before the expiry on September 22, 2010 of the authority conferred by this Resolution numbered 10 make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired; and THAT the power conferred on the directors by a special resolution passed on June 23, 2004 to allot shares up to an aggregate nominal amount of £9,771,729.40 as if Section 89 of the Act did not apply to such allotment (to expire on June 22, 2009) shall cease to have effect upon and with effect from the passing of this resolution.”

11. To transact any other ordinary business of Insignia as may properly come before the meeting or any adjournments or postponements of the meeting.

BY ORDER OF THE BOARD

Mark E. McMillan
Chief Executive Officer

September 6, 2005
Registered Office:
Apollo House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH
      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
      THE PROXY SHOULD BE RETURNED TO THE OFFICES OF INSIGNIA AT APOLLO HOUSE, THE MERCURY CENTRE, WYCOMBE LANE, WOOBURN GREEN, HIGH WYCOMBE, BUCKINGHAMSHIRE, HP10 0HH, UNITED KINGDOM, NOT LATER THAN 10:00 A.M. ON SEPTEMBER 28, 2005 BEING 48 HOURS PRIOR TO THE TIME FIXED FOR THE ANNUAL GENERAL MEETING OR IN THE CASE OF ADS HOLDERS TO THE BANK OF NEW YORK BY 5:00 PM NEW YORK TIME ON SEPTEMBER 23, 2005 AT PO BOX 11209 NEW YORK, N.Y. 10203-0209, U.S.A.
NOTES

1.	A member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and, on a poll, vote in his stead. A proxy need not be a shareholder of Insignia. Completion and return of a form of proxy will not prevent a member from attending and voting at the meeting.

2.	There are available for inspection at the registered office of Insignia during usual business hours on any weekday (Saturdays and public holidays excepted), and at the place of the Annual General Meeting from at least fifteen minutes prior to and until the conclusion of the Annual General Meeting:

(a)	copies of the Directors’ service agreements with Insignia or any of its subsidiaries other than those agreements expiring or determinable by the employing company without payment of compensation within one year; and

(b)	the Register of Directors’ Interests.

v

INSIGNIA SOLUTIONS PLC
Apollo House
The Mercury Centre
Wycombe Lane, Wooburn Green
High Wycombe
Buckinghamshire, HP10 0HH
United Kingdom

PROXY STATEMENT

September 6, 2005
      This Proxy Statement is for holders of ordinary shares of 20p each and holders of American depositary shares (“ADSs”) evidenced by American depositary receipts of Insignia Solutions plc (“Insignia”), a company organized under the laws of England and Wales. This proxy statement is furnished by the Board of Directors of Insignia (the “Board”) in connection with the solicitation of specific voting instructions from holders of ADSs and proxies from holders of ordinary shares for voting at the Annual General Meeting of Insignia to be held at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom, on September 30, 2005 at 10:00 a.m. local time. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the person or persons appointed as proxy will vote or abstain from voting, at their discretion.
      At August 1, 2005, Insignia had 42,503,025 ordinary shares issued and entitled to vote, of which approximately 93.5% were held in the form of ADSs. Each ADS represents one ordinary share. A minimum of two persons holding together not less than one-third of the ordinary shares in issue will constitute a quorum for the transaction of business at the meeting. This proxy statement and the accompanying form of Proxy were first mailed to shareholders on or about September 6, 2005. Attached, beginning at page F-1 of this proxy statement, is Insignia’s U.K. Statutory Directors’ Report and Accounts for the year ended December 31, 2004 prepared in compliance with the U.K. Companies Act 1985 (the “Act”). In addition, the 2004 Annual Report and Form 10-K is enclosed with this proxy statement.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      Holders of ordinary shares entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a shareholder of Insignia. Voting will be by a poll on all the resolutions to be considered. Holders of Insignia’s ordinary shares are entitled to one vote for each ordinary share held. Shares may not be voted cumulatively.
      Proposals 2 through 6, 8 and 9 in the notice are ordinary resolutions. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the meeting. Proposals 7 and 8 in the notice are special resolutions which require the affirmative vote of at least 75% of the votes cast at the meeting. Insignia will tabulate all votes and will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will not be counted in determining the votes. A form of proxy is enclosed which, to be effective, must be signed, dated and deposited at the Registered Office of Insignia (Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH) not less than 48 hours before the time of the meeting, together with the power of attorney or other authority (if any) under which it is signed. Holders of ADSs should complete and return the voting instruction form provided to them in accordance with the instructions contained therein, so that it is received on or before September 23, 2005. The close of business on August 31, 2005 has been fixed as the record date for the determination of the holders of ADSs entitled to provide voting instructions to The Bank of New York, as depositary.
      Insignia will pay the expenses of soliciting proxies and voting instructions. Following the original mailing of the proxies and other soliciting materials, Insignia and/or its agents may also solicit proxies and voting instructions by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, Insignia will request that brokers, custodians, nominees, The Bank of New York, as depositary, and other record holders of Insignia’s ordinary shares or ADSs forward copies of the proxies and other soliciting materials to persons for whom they hold ordinary shares or ADSs and request authority for the exercise of proxies and/or voting instructions. In such cases, Insignia, upon the request of the record holders, will reimburse such holders for their reasonable expenses.
REVOCABILITY OF PROXIES
      Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it any time prior to one hour before the commencement of the meeting by written instrument delivered to Insignia stating that the proxy is revoked, by attendance at the meeting and voting in person or by duly filing a replacement proxy. Please note, however, that if a person’s shares are held of record by a broker, bank or other nominee and that person wishes to vote at the meeting, the person concerned should ensure that the broker, bank or other nominee duly appoints such person as its proxy in order that he or she may do so.
      As described further below, the Board of Directors has approved the matters set forth in Proposals 2 through 9 and believes that they are fair to, and in the best interests of, the Company and its shareholders. The Board of Directors recommends a vote “for” each of these proposals.
PROPOSAL 1: RECEIPT OF U.K. STATUTORY DIRECTORS’ REPORT AND ACCOUNTS
      At the meeting, shareholders will receive the U.K. statutory accounts of Insignia in respect of the financial year ended December 31, 2004, together with Directors’ and Auditors’ reports relating to those accounts. It is a U.K. legal requirement that the accounts and the reports are laid before the shareholders of Insignia in general meeting, following which they will be approved by and signed on behalf of the Board of Directors and delivered to Companies House in the U.K. on or before October 31, 2005. Shareholders are not being asked to vote on this proposal. The U.K. statutory Directors’ Report and Accounts are attached hereto beginning on page F-1.
PROPOSAL 2: DIRECTORS’ REMUNERATION REPORT
      At the meeting, shareholders will receive the Directors’ remuneration report in respect of the financial year ended December 31, 2004. It is a U.K. legal requirement that the remuneration report is approved by the Board of Directors and laid before the shareholders of Insignia in general meeting. Shareholders will be asked to vote on the resolution approving the remuneration report for the financial year. The report will be delivered to Companies House in the U.K.
      THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2
PROPOSAL 3: RE-APPOINTMENT OF U.K. INDEPENDENT ACCOUNTANTS
      Insignia has selected MacIntyre Hudson as its U.K. statutory auditors and independent accountants to perform the audit of Insignia’s financial statements for the year ending December 31, 2005. The shareholders are being asked to reappoint MacIntyre Hudson to hold office until the conclusion of the Company’s next annual general meeting at which accounts are laid before the Company and to authorize the Board of Directors of the Company to determine their remuneration. One or more representatives of MacIntyre Hudson are expected to be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.
      If Proposal 3 is passed by a majority of the shareholder votes cast at the meeting, the following ordinary resolution will be approved: “THAT MacIntyre Hudson be reappointed as U.K. statutory auditors of Insignia to hold office until the conclusion of the next general meeting at which accounts are laid before the company and THAT the directors be authorized to fix their remuneration.”

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3
PROPOSAL 4: RATIFICATION OF U.S. INDEPENDENT ACCOUNTANTS
      Insignia has selected Burr, Pilger & Mayer LLP as its U.S. independent accountants to perform the audit of Insignia’s financial statements for the fiscal year ending December 31, 2005. The shareholders are being asked to ratify such appointment. One or more representatives of Burr, Pilger & Mayer LLP will be available to attend the meeting telephonically to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
      THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 4
PROPOSALS 5 AND 6: RE-ELECTION OF DIRECTORS
      At the meeting, shareholders will consider the re-election of Nicholas Viscount Bearstead and David G. Frodsham who retired by rotation.
      Insignia’s Articles of Association stipulate that the minimum number of directors is two, but do not set any maximum number. Directors may be elected by the shareholders, or appointed by the Board, and remain in office until they resign or are removed by the shareholders. In addition, at each Annual General Meeting the third of the directors who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election. Of the current directors, Mark McMillan and Richard Noling will be considered for re-election in 2006, assuming no additional directors are appointed by the Board during the year. In the election of directors, each shareholder is entitled on a poll to one vote for each ordinary share held. Shares may not be voted cumulatively.
Directors/ Nominees
      The names of the nominees and the other directors of Insignia, and other information about them as of August 1, 2005, are set forth below:

			Director
Name of Nominee or Director	Age	Principal Occupation	Since

Nominees
Nicholas, Viscount Bearsted(1)(2)	55	Chairman of the Board of Insignia	1988
David G. Frodsham(2)	49	Chief Executive Officer of Argo Interactive Group	1999
Directors
Mark E. McMillan	42	Chief Executive Officer and President of Insignia	2003
Richard M. Noling	56	Chief Executive Officer of ThinGap Motor Technologies and Former Chief Executive Officer of Insignia	1997
Vincent S. Pino(1)(2)	57	Retired President of Alliance Imaging	1998

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.
      Mark E. McMillan was named Chief Executive Officer and a director of Insignia in February 2003. Mr. McMillan joined Insignia in November 1999 as Senior Vice President of Worldwide Sales and Marketing, was promoted to Executive Vice President of Worldwide Sales and Marketing in May 2000 and Chief Operating Officer in October 2000. Mr. McMillan was promoted to President in July 2001. Before joining Insignia, Mr. McMillan served as Vice President of Sales, Internet Division, for Phoenix Technologies Ltd. Prior to that, Mr. McMillan served as Phoenix’s Vice President and General Manager of North American

Operations. Before joining Phoenix, he was founder, CEO and general partner of Vision Technologies, LLC, a manufacturer of segment-zero personal computers. Prior to that, Mr. McMillan co-founded and served as President of Softworks Development Corporation, a regional distributor of PC components that he sold in 1991.
      Nicholas, Viscount Bearsted has served as Chairman of the Board of Directors of the Company since March 1997 and as a director of the Company since January 1988. He also served as Chairman of the Board from January 1988 to March 1995, and he was the Company’s Chief Executive Officer from September 1988 until September 1993. From May 1999 to July 2000 he also served as Chief Executive Officer of Airpad Ltd., a company based in the United Kingdom that developed and manufactured peripheral products for the games console and personal computer market. From January 1996 to May 1996, he served as Chief Executive Officer and a director, and from April 1994 to January 1996, as Deputy Chief Executive Officer and a director, of Hulton Deutsch Collection Ltd., a photographic content provider. He founded Alliance Imaging Inc. in 1984 and served as a senior executive until 1987 and as a director until 1988. Since 1980, he has been a corporate and computer consultant. He received a Bachelors degree in chemistry from Oxford University in 1972. He also serves as a Director of Mayborn Group plc.
      David G. Frodsham was appointed a director of the Company in August 1999. He currently serves as Chief Executive Officer of Argo Interactive Group plc, a British software company specializing in device intelligence from the wireless internet. Previously, he was Chief Operating Officer with Phoenix Technologies Ltd from 1998 through 1999. At Phoenix, he was the General Manager Europe from 1994 to 1996, Vice President and General Manager, PC Division during 1997, and Senior Vice President Products Division from 1997 to 1998. Prior to that he founded and was CEO for Distributed Information Processing Research Ltd., involving software design for the handheld/palmtop market. Before that he was International Business Manager with Psion PLC, and also held technical and marketing positions with SEL and Zeneca. He received a B. Sc. from Kings College, London and an MBA from INSEAD in France.
      Richard M. Noling has served as a director of the Company since March 1997. He currently serves as Chief Executive Officer of ThinGap Technologies. He was Insignia’s Chief Executive Officer from March 1997 to February 2003 and President from March 1997 to July 2001. He also served as Chief Financial Officer, Senior Vice President of Finance and Operations and Company Secretary between April 19, 1996 and October 1, 1997 and Chief Operations Officer between February and March 1997. From August 1995 to February 1996, Mr. Noling was Vice President and Chief Financial Officer at Fast Multimedia, Inc., a German-based computer software and hardware developer. From November 1994 to August 1995, he was Chief Financial Officer for DocuMagix Inc., a personal paper management software company. From June 1991 to October 1994, Mr. Noling served as Senior Vice President and Chief Financial Officer for Gupta Corporation. He received a Bachelor of Arts degree in aerospace and mechanical engineering science from the University of California (San Diego) in 1970. He received an M.A. degree in theology from the Fuller Theological Seminary in 1972, and an M.S. degree in business administration in 1979 from the University of California (Irvine).
      Vincent S. Pino was appointed a director of the Company in October 1998. He served as President of Alliance Imaging, Inc. in February 1998, and retired in November 2000. Alliance Imaging is a provider of diagnostic imaging and therapeutic services. Mr. Pino began his association with Alliance in 1988 as Chief Financial Officer. From 1991 through 1993 Mr. Pino held the position of Executive Vice President and Chief Financial Officer. From 1986 to 1988, Mr. Pino was President of Pacific Capital, where he provided financial consulting services to corporations and publicly registered real estate limited partnerships. Prior to joining Pacific Capital, Mr. Pino held executive staff positions with Petrolane Incorporated, a diversified services company. Mr. Pino received an MBA and a B.S. degree in finance from the University of Southern California in 1972 and 1970, respectively.
Director Nomination
      Criteria for Board Membership. In selecting candidates for appointment or re-election to the Board, the Board considers the appropriate balance of experience, skills and characteristics required of the Board of

Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.
      Shareholder Nominees. The Board of Directors will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described under the caption, “Shareholder Proposals for 2005 Annual Meeting” below.
      Process for Identifying and Evaluating Nominees. The Board of Directors believes the company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board of Directors will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, the Board of Directors will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Board of Directors deems appropriate, a third-party search firm. The Board of Directors will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Board of Directors. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the shareholders, as appropriate.
      The Company has never received a proposal from a shareholder to nominate a director. Although the Board of Directors has not adopted a formal policy with respect to shareholder nominees, the Board expects that the evaluation process for a shareholder nominee would be similar to the process outlined above.
      Board Nominees for the 2005 Annual Meeting. Both of the nominees listed in this Proxy Statement are current directors standing for re-election. Viscount Bearstead was elected by the Board of Directors in 1991. Mr. Frodsham was elected by the Board of Directors in August 1999.
Board Meetings and Committees
      The Board met 13 times, including telephone conference meetings, during 2004. No director attended fewer than 90% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).
      The Board has determined that the following directors are “independent” under current Nasdaq Marketplace Rules: Nicholas, Viscount Bearsted, Vincent Pino and David Frodsham.
      Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.
      Nicholas, Viscount Bearsted, Mr. Frodsham and Mr. Pino are the current members of the Audit Committee, which met five times during 2004. The Audit Committee meets with Insignia’s independent accountants to review the adequacy of Insignia’s internal control systems and financial reporting procedures; reviews the general scope of Insignia’s annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by Insignia’s auditors, reviews the fairness of any proposed transaction between any officer, director or other affiliate of Insignia and Insignia, and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which Insignia’s shares may be listed.
      Nicholas, Viscount Bearsted and Mr. Pino are the current members of the Compensation Committee, which met once during 2004. In 2004, the Compensation Committee consisted of John Fogelin and Vincent Pino. Nicholas, Viscount Bearsted was appointed to the Compensation Committee in April 2005, following Mr. Fogelin’s resignation in December 2004. The Compensation Committee recommends compensation for officers and employees of Insignia, grants options under Insignia’s employee option plans (other than grants to non-officers of options pursuant to guidelines established by the Board, which may be made by Nicholas, Viscount Bearsted, Insignia’s Chairman, and Mark E. McMillan, Insignia’s Chief Executive Officer) and reviews and recommends adoption of and amendments to share option and employee benefit plans.
Director Compensation
      Insignia pays each outside director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses outside directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. In addition, each new outside director is granted an option to purchase 25,000 shares and each outside director is granted an option to purchase 10,000 shares annually for so long as he serves as an outside director.
      For information concerning the compensation of Mr. McMillan and Mr. Noling, see “Executive Compensation.”
Communications with Directors
      Shareholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Audit Committee of the Board of Directors, Insignia Solutions plc, 41300 Christy Street, Fremont, CA, USA 94538-3115, or by sending an e-mail to insgshareholder@insignia.com. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Board of Directors.
      The Company has a policy of encouraging all directors to attend the annual shareholder meetings. Two of our directors attended the 2004 annual meeting.
Code of Ethics
      The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is filed as Exhibit 14.0 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.
      THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 5 AND 6
PROPOSAL 7: REDUCTION OF NOMINAL VALUE OF ORDINARY SHARES
      At the meeting, shareholders will be asked to vote on a resolution to reduce the Company’s paid up share capital (the “reduction”). The resolution will have the effect of reducing the nominal value of each ordinary share, both issued and unissued, from 20p to 1p. The reduction will become effective once the order confirming it is registered with the U.K. Registrar of Companies. The application to the Court will be made as soon as possible after the meeting. The Company has arranged a provisional timetable with the Court which would allow for the procedure to be finalised in November. This timetable is subject to change according to the Court’s schedule.
      The Board of Directors of the Company believes that this resolution is necessary to provide the Company with greater flexibility in respect of its share capital. Under English law, the Company is prohibited from issuing shares at a discount to their nominal value. ADSs representing the Company’s ordinary shares of 20p have recently been trading on NASDAQ at a price which, when taken together with the recent fluctuations in the exchange rate of the Dollar against Sterling, has caused the Board to become concerned that the NASDAQ-quoted price of an ADS may fall below the Dollar equivalent of the nominal value of the ordinary share it represents, i.e. 20p. In those circumstances, the Company would be prohibited from issuing any shares at their NASDAQ-quoted price, and would therefore be faced with significant difficulties in raising any further equity finance.
      Shareholders will be aware that, under the terms of the securities subscription agreement made in February 2005 between the Company and Fusion Capital Fund II, LLC (“Fusion Capital”), Fusion Capital has agreed to subscribe for ADSs, at their NASDAQ-quoted price at the time of subscription, in regular tranches over the coming months up to a maximum aggregate subscription of $12 million. These equity subscriptions currently represent the Company’s principal source of finance. Under the terms of the agreement with Fusion Capital, no ADSs may be issued to Fusion Capital at a time when the subscription price for such ADSs would be less than the Dollar equivalent of 102.5% of the nominal value of the ordinary shares which they represent. A fall in the NASDAQ-quoted price of the Company’s ADSs and/or a decline in the value of the Dollar against Sterling may therefore result in the Company’s principal source of finance becoming unavailable to it.
      Shareholders will also be aware that the Company has certain other outstanding obligations to issue ordinary shares, for example (i) warrants to subscribe for ADSs granted to Fusion Capital in connection with the subscription agreement referred to above, (ii) under its employee benefit plans and (iii) under the terms of a stock purchase agreement entered into in February 2005 pursuant to which the Company indirectly acquired the entire issued share capital of Mi4e Device Management AB (“Mi4e”). The entire consideration payable by the Company for the acquisition of Mi4e is to be satisfied by the issue of ADSs. A fall in the NASDAQ-quoted price of the Company’s ADSs and/or a decline in the value of the Dollar against Sterling may therefore prevent the Company from complying with its outstanding obligations under (amongst other things) the warrants, its employee benefit plans and the Mi4e stock purchase agreement.
      If the resolution to reduce the Company’s share capital is passed at the meeting and subsequently confirmed by the High Court of England, the nominal value of each issued and unissued ordinary share of 20p will be reduced to 1p. Each ADS traded on NASDAQ will then represent one ordinary share of 1p as opposed to one ordinary share of 20p as currently; however the number of ordinary shares, and ADSs representing ordinary shares, will remain the same, and accordingly your directors do not anticipate that the reduction will have any impact on the market price of the ADSs. The Company will subsequently be able to issue ADSs for so long as the NASDAQ-quoted price of its ADSs exceeds the Dollar equivalent of 1p. The Company will therefore have significantly greater flexibility in respect of its share capital than currently. Shareholders should note that the proposed reduction of the Company’s share capital will not have any immediate effect on the rights of existing shareholders. The rights and restrictions attaching to the ordinary shares of 1p will be identical to those attaching to the existing ordinary shares of 20p, and all the ordinary shares of 1p will rank pari passu in all respects with one another. In addition, since no new shares will be issued in connection with the reduction, the reduction will not be dilutive to the Company’s existing shareholders.
      If the resolution to reduce the Company’s share capital is passed at the meeting, the Board of Directors would expect the necessary English legal requirements to be dealt with in November and for the reduction subsequently to be confirmed by the High Court of England and become effective. To become effective, the reduction requires both the approval of a special resolution of the Company’s shareholders and the confirmation of the High Court and, if the resolution is passed at the meeting, the Board of Directors of the Company proposes immediately to apply to the High Court to seek confirmation of the reduction.

      As of August 1, 2005, the Company had an authorized share capital of £15,600,000 divided into 75,000,000 ordinary shares of 20p each and 3,000,000 preferred shares of 20p each. Pursuant to this Proposal above, shareholders will be asked to vote in favor of a resolution to reduce the capital of the Company, subject to the confirmation of the Court, to £1,350,000 divided into 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 1p each. Subject to that resolution being passed and being confirmed by the Court, each issued and unissued ordinary share of 20p immediately prior to the resolution becoming effective will be equivalent to 1 ordinary share of 1p with effect from the resolution becoming effective.
      The following Special Resolution will be considered at the meeting in relation to Proposal 7, which will require at least 75% of the shareholder votes cast at the meeting to be passed: “THAT, subject to the confirmation of the Court, the capital of the Company be reduced from £15,600,000 divided into 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 20p each to £1,350,000 divided into 3,000,000 preferred shares of 20p each and 75,000,000 ordinary shares of 1p each and that such reduction be effected: (i) by cancelling paid up capital to the extent of 19p on each of the issued ordinary shares of 20p each and reducing the nominal amount of such ordinary shares to 1p; and (ii) by sub-dividing and redenominating each of the unissued ordinary shares of 20p into 1 ordinary share of 1p and 19 “B” shares of 1p each; and (iii) by cancelling all the “B” shares so created and diminishing the Company’s capital accordingly.”
      THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 7
PROPOSAL 8: INCREASE OF AUTHORIZED SHARE CAPITAL
      Shareholders will also be asked to vote at the forthcoming AGM on a resolution to increase the Company’s authorized share capital by the creation of 35,000,000 new ordinary shares of 1p each. Each new ordinary share will rank pari passu in all respects with the existing ordinary shares in the capital of the Company. The Board of Directors of the Company believes that this increase in the number of authorized shares will provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate needs.
      The Board of Directors of the Company has approved and recommends that the shareholders also approve Proposal 8 to increase the authorized share capital to £1,700,000 by the creation of an additional 35,000,000 ordinary shares of 1p nominal value. Each new ordinary share will rank pari passu in all respects with the existing ordinary shares in the capital of the Company.
      As of August 1, 2005, there were 42,503,025 ordinary shares issued and outstanding. This number does not include 10,047,336 shares reserved for issuance under outstanding warrants to purchase ordinary shares, 6,353,700 shares reserved for future issuance under the Company’s Employee Shares Purchase Plan, the UK Employee Share Option Scheme 1996 and the 1995 Stock Option Plan for US Employees, 4,762,325 shares reserved for issuance in connection with the private placement by Insignia Solutions Inc. of its preferred shares in June and July 2005, 989,896 shares issuable to the sellers of Mi4e or up to 16,000,000 shares issuable under the Fusion Capital subscription agreement.
      The Board of Directors of the Company believes that the proposed increase in the number of authorized shares will provide the Company greater flexibility to act with respect to such corporate purposes as may be considered advisable by the Board of Directors. Such stock could be used, for example, for equity financings, acquisitions, employee benefit plans, stock splits or dividends and other corporate needs. The Board of Directors has no current plans to issue additional ordinary shares except pursuant to outstanding options and warrants, Insignia Solutions Inc. convertible preferred shares and pursuant to the $12 million securities subscription agreement that we executed with Fusion Capital in February 2005 as described above under Proposal 7 and under “Related Party Transactions below.” The Board of Directors believes that approval of this Proposal 8 is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without the added delay and expense of a special shareholders’ meeting.
      The increase in the authorized share capital of the Company will not have any immediate effect on the rights of existing shareholders. To the extent that the additional authorized ordinary shares are issued in the future, however, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by the existing shareholders for their shares, could be dilutive to the Company’s existing shareholders.
      The increase in the number of authorized ordinary shares and the subsequent issuance of additional ordinary shares could have the effect of delaying or preventing a change of control of the Company without further action by the shareholders. Authorized but unissued ordinary shares (or American depositary shares representing ordinary shares) could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. The availability of authorized but unissued ordinary shares might also discourage or frustrate a merger, a tender offer for the Company’s ordinary shares (or American depositary shares representing ordinary shares) or other transactions at a premium over the market price that a shareholder may consider favorable.
      In addition, the Company has a class of preferred shares, which may potentially be issued with rights and preferences designed by the Board of Directors to delay or prevent a change of control. The Company believes that the unissued preferred shares, together with the proposed increase of authorized ordinary shares, would be sufficient to implement the Company’s anti-takeover measures and to pursue financing or business combination transactions with equity.
      The Board of Directors is not aware of any attempt to take control of the Company and has not presented this Proposal 8 with the intention that the increase in the authorized share capital of the Company be used as a type of anti-takeover device. Although there are no current plans, the Company may utilize its increased share capital in transactions with strategic businesses or technologies that are complementary to the Company.
      The following Ordinary Resolution will be considered at the meeting in relation to Proposal 8, which will require an affirmative vote of a majority of the votes cast at the meeting to be passed: “THAT, conditionally upon (i) the passing of the Resolution numbered 7 above and (ii) such Resolution becoming effective, the Company’s authorized share capital be increased from £1,350,000 to £1,700,000 by the creation of an additional 35,000,000 ordinary shares of 1p nominal value, each ranking pari passu in all respects with the existing ordinary shares in the capital of the Company.”
      THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 8
PROPOSALS 9 AND 10: ALLOTMENT OF SECURITIES
      Section 80 of the U.K. Companies Act 1985 prohibits a company from allotting securities without the authority of the shareholders of the company in general meeting. This is supplemented by Section 89 of the Act, which requires (subject to specified exemptions) that a company may not allot new securities for cash unless it has first offered them to existing shareholders.
      The Board of Directors is presently authorized to allot shares up to an aggregate nominal value of £9,771,729.40, or 48,858,647 shares, pursuant to an ordinary resolution passed by Insignia on June 23, 2004 and expiring five years from that date, and to do so without first offering the shares to existing shareholders.
      If Proposals 7 and 8 are passed, it is now proposed to cancel these authorities, to the extent that they have not already been relied upon and, by the passing of this Proposal 9 as an ordinary resolution, to authorize the Board, for a period of five years, to allot relevant securities having an aggregate nominal value of up to £1,110,000, or 51,000,000 ordinary shares of 1p nominal value and 3,000,000 preferred shares of 20p nominal value, which includes the proposed 35,000,000 share increase of authorized ordinary shares in Proposal 8.
      Proposal 10, if passed as a special resolution, will authorize the Board, for a period of five years, to allot equity securities under the authority conferred by Proposal 9 without first offering them to existing shareholders.
      Proposal 10 is a special resolution. A special resolution requires the affirmative vote of at least 75% of the votes cast at the meeting in order to pass.
      The Company believes it has arranged for sufficient funding to finance its operations. However, the Company may require additional financing in the event its arrangements cannot be made effective and/or the

Company’s results are not as anticipated. Proposals 9 and 10 above authorize the Board to allot shares, as well as other types of securities and options or warrants to purchase securities. The Board believes that this authority will provide Insignia with the flexibility necessary to obtain additional financing, if necessary, because such waiver by the shareholders permits Insignia to issue equity capital without first offering such equity capital to the Company’s existing shareholders, as required by Section 89 of the Act. There can be no assurance that Insignia will be able to obtain additional financing when needed, on acceptable terms, or at all. The failure to raise additional funds on a timely basis and on sufficiently favorable terms could have a material adverse effect on the business, operating results and financial condition of Insignia.
      The following Ordinary Resolution will be considered at the meeting in relation to Proposal 9, which will require a majority of the shareholder votes cast at the meeting to be passed: “THAT, conditionally upon (i) the passing of the Resolution numbered 7 above, (ii) such Resolution becoming effective, and (iii) the passing of the Resolution numbered 8 above, in accordance with Section 80 of the Companies Act 1985 (the “Act”), the directors be and are hereby generally and unconditionally authorized to exercise all the powers of the Company to allot relevant securities (as defined in Section 80 of the Act) up to an aggregate nominal amount of £1,110,000 provided that this authority (unless previously revoked or renewed) shall expire on September 29, 2010 and that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired; and THAT the authority conferred on the directors by an ordinary resolution passed on June 23, 2004 to allot shares up to an aggregate nominal amount of £9,771,729.40 (to expire on June 22, 2009) shall cease to have effect upon and with effect from the passing of this resolution.”
      The following Special Resolution will be considered at the meeting in relation to Proposal 10, which will require at least 75% of the shareholder votes cast at the meeting to be passed: “THAT, conditionally upon (i) the passing of the Resolution numbered 7 above, (ii) such Resolution becoming effective, and (iii) the passing of the Resolutions numbered 8 and 9 above, in accordance with Section 95(1) of the Act, the directors be and are hereby given power, for the period commencing on and with effect from the date of adoption of this Resolution and (unless previously revoked or renewed) expiring on September 29, 2010, to allot equity securities (as defined in Section 94(2) of the Act) pursuant to the authority conferred by the Resolution numbered 9 above as if Section 89(1) of the Act did not apply to such allotment and provided that the Company may before the expiry on September 29, 2010 of the authority conferred by this Resolution numbered 10 make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired; and THAT the power conferred on the directors by a special resolution passed on June 23, 2004 to allot shares up to an aggregate nominal amount of £9,771,729.40 as if Section 89 of the Act did not apply to such allotment (to expire on June 22, 2009) shall cease to have effect upon and with effect from the passing of this resolution.”
THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 9 AND 10

AUDIT COMMITTEE REPORT
      The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) consists of three (3) non-employee directors, Nicholas, Viscount Bearsted, Vincent Pino and David Frodsham. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules and each of them is able to read and understand fundamental financial statements. The Board has determined that Vincent Pino qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.
      The Audit Committee operates under a written charter adopted by the Board in 2001. Among its other functions, the Audit Committee recommends to the Board, subject to shareholder ratification, the selection of the Company’s independent accountants.
      Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and over see these processes.
      In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.
      The Company’s independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence. The Audit Committee concluded after due consideration that the non-audit services provided by the independent accountants were compatible with maintaining independence.
      Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommends that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
      Submitted by the Audit Committee of the Company’s Board of Directors:

Nicholas, Viscount Bearsted,
Vincent Pino, and
David Frodsham.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
      For the fiscal years ended December 31, 2004, and 2003 and 2002, Burr, Pilger & Mayer LLP and their respective affiliates (collectively, “BPM”), our current independent accountants and PricewaterhouseCoopers LLP, and their respective affiliates (collectively, “PWC”) our former independent auditor and principal accountant, billed the approximate fees set forth below.

			Audit-
		Audit	Related		All Other
	Total	Fees(1)	Fees(2)	Tax Fees(3)	Fees(4)

2004
BPM	$179,993	$125,955	$—	$25,775	$10,391

Total fees billed 2004	$179,993	$125,955	$—	$25,775	$10,391

2003
BPM	$22,015	$16,115	$—	$—	$5,900
PWC	238,488	168,379	—	70,108	—

Total fees billed 2003	$260,028	$184,019	$—	$70,108	$5,900

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)	For fiscal year 2004 and 2003, respectively, tax fees principally included tax compliance fees of $25,775 and $64,224, and tax advice and tax planning fees of $5,884 in 2003.

(4)	All other fees principally include fees relating to filings on Form 8-K in fiscal year 2003.
      Consistent with Section 10A(i)(2) of the Securities Exchange Act of 1934 as added by Section 202 of the Sarbanes-Oxley Act of 2002, we are responsible for listing the audit and non-audit services pre-approved in the fourth quarter 2003 by our Audit Committee to be performed by BPM, our external auditor. Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimum non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of August 1, 2005, with respect to the beneficial ownership of Insignia’s ordinary shares by (i) each shareholder known by Insignia (based on filings with the Securities and Exchange Commission) to be the beneficial owner of more than 5% of Insignia’s ordinary shares, (ii) each director, (iii) each Named Officer as of December 31, 2004, and (iv) all directors and executive officers as a group. The number of shares outstanding on August 1, 2005 was 42,503,025 shares. The address for each of the directors and officers of Insignia is: c/o Insignia Solutions plc, Apollo House, the Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH, United Kingdom.

	Amount and Nature of	Percent
Name of Beneficial Owner	Beneficial Ownership**	of Class

Fusion Capital Fund II LLC(1) 222 Merchandise Mart Plaza, Suite 9-112 Chicago, IL 60654	4,178,805	9.8%
Nicholas, Viscount Bearsted(2)	846,696	2.0%
Mark E. McMillan(3)	827,304	1.9%
Vincent S. Pino(4)	522,665	1.2%
Richard M. Noling(5)	661,088	1.5%
David G. Frodsham(6)	148,650	*
Peter Bernard(7)	—	*
Robert E. Collins(8)	—	*
Paul Edmonds(9)	—	*
All directors and executive officers as group (8 persons)(10)	3,006,403	6.8%

*	Less than 1%

**	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options that are currently exercisable or exercisable within 60 days of August 1, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(1)	Does not include 4,000,000 shares issuable on exercise of warrants held by Fusion Capital Fund II, LLC, which shares are not exercisable if Fusion Capital, together with its affiliates, would own more than 9.9% of our shares outstanding at the time of exercise. Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares held by Fusion Capital.

(2)	Includes 209,750 shares subject to options that were exercisable within 60 days of August 1, 2005.

(3)	Includes 711,583 shares subject to options that were exercisable within 60 days of August 1, 2005.

(4)	Includes 104,126 shares subject to options that were exercisable within 60 days of August 1, 2005.

(5)	Includes 649,100 shares subject to options that were exercisable within 60 days of August 1, 2005.

(6)	Includes 107,250 shares subject to options that were exercisable within 60 days of August 1, 2005.

(7)	Represents shares subject to options that were exercisable within 60 days of August 1, 2005. Mr. Bernard resigned on March 15, 2005.

(8)	Represents shares subject to options that were exercisable within 60 days of August 1, 2005. Mr. Collins joined Insignia in January 2004 and resigned on April 20, 2005.

(9)	Represents shares subject to options that were exercisable within 60 days of August 1, 2005. Mr. Edmonds joined Insignia in April 2002 and resigned on April 22, 2005.

(10)	Includes the shares indicated as included in footnotes (2) through (9).

EXECUTIVE COMPENSATION
Executive Compensation
      The following table sets forth all compensation awarded to or paid for services rendered in all capacities to Insignia and its subsidiaries during each of 2004, 2003 and 2002 by Insignia’s Chief Executive Officer and each of Insignia’s three most highly compensated executive officers who were serving as executive officers at the end of 2004, as well as one former executive officer who left Insignia during 2004 (the “Named Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to options granted and certain other compensation, whether paid or deferred.
Summary Compensation Table

		Annual Compensation			Long Term Compensation

				Other Annual	Securities	All Other
		Salary	Bonus	Compensation	Underlying	Compensation
Name and Principal Positions	Year	($)	($)(1)	($)	Options (#)	($)(2)

Mark E. McMillan	2004	230,000	60,248	—	—	1,080	(2)
Chief Executive Officer	2003	230,000	9,607	—	500,000	1,080	(2)
and President	2002	223,683	—	—	50,000	1,080	(2)
Robert E. Collins(3)	2004	167,708	8,728	—	300,000	1,035	(2)
Chief Financial Officer,	2003	—	—	—	—	—
Vice President and Secretary	2002	—	—	—	—	—
Peter Bernard(4)	2004	177,879	17,350	—	—	1,080	(2)
Vice President, Product	2003	140,000	40,000	—	150,000	1,080	(2)
Marketing	2002	140,228	40,000	—	25,000	810	(2)
Paul Edmonds(5)	2004	140,000	6,923	—	—	—
Vice President, Engineering	2003	140,000	15,986	—	112,500	—
	2002	100,397	8,308	—	25,000	—
Mark Stevenson(6)	2004	137,238	10,657	—	—	1,035	(2)
Vice President of Sales	2003	60,000	—	—	150,000	540	(2)
	2002	—	—	—	—	—

(1)	Bonuses paid to the executive officers are based on a target bonus set for each officer each quarter, adjusted by Insignia’s operating results over plan and the executive officer’s performance against quarterly qualitative goals. All executive officer bonuses are at the discretion of the Compensation Committee of the Board.

(2)	Represents Insignia contributions to defined contribution employee benefit plans.

(3)	Mr. Collins joined Insignia in January 2004 and resigned on April 20, 2005.

(4)	Mr. Bernard resigned on March 15, 2005.

(5)	Mr. Edmonds joined Insignia in April 2002 and resigned on April 22, 2005.

(6)	Mr. Stevenson joined Insignia in June 2003 and resigned on December 6, 2004.

      The following table sets forth further information regarding individual option grants to purchase ordinary shares during 2004 to each of the Named Officers. In accordance with the rules of the SEC, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises depend upon the future performance of the ordinary shares and ADSs. There can be no assurance that the potential realizable values shown in this table will be achieved.
Option Grants in 2004

Potential Realizable
Value at Assumed Annual
	Number of		Percent of			Rates of Share Price
	Securities		Total Options			Appreciation for
	Underlying		Granted to	Exercise		Option Term(1)
	Options		Employees	Price	Expiration
Name	Granted		in 2004	Per Share	Date	5% ($)	10% ($)

Robert E. Collins(4)	200,000	(3)	15%	$2.68	01/19/14	$337,088	$854,246
	100,000	(2)	8%	$1.02	05/21/14	$64,147	$162,562

(1)	The 5% and 10% assumed annual compound rates of share price appreciation are mandated by rules of the SEC and do not represent Insignia’s estimate or projection of future ordinary share or ADS prices.

(2)	These incentive options were granted pursuant to Insignia’s 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable at the rate of 2.0833% of the shares for each full month that the optionee renders service to Insignia. The option exercise price is equal to the fair market value of Insignia’s ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment.

(3)	These incentive options were granted pursuant to Insignia’s 1995 Incentive Stock Option Plan for U.S. Employees. These options vest and become exercisable as to 25% of the shares on the first anniversary of the date of the grant and thereafter at the rate of 2.0833% of the shares for each full month that the optionee renders service to Insignia. The option exercise price is equal to the fair market value of Insignia’s ordinary shares on the date of grant and the options expire ten years from the date of grant, subject to earlier termination upon termination of employment.

(4)	Mr. Collins resigned on April 20, 2005.
      The following table sets forth certain information concerning the exercise of options by each of the Named Officers during 2004, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable options to acquire shares as of December 31, 2004. Also reported are values of “in-the-money” options, which represents the positive spread between the respective exercise prices of outstanding options to acquire shares and $0.87 per share, which was the closing price of the ADSs as reported on the Nasdaq SmallCap Market on December 31, 2004.
Aggregated Option Exercises in 2004 and Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options at
	Shares	Value	Options at Year-End		Year-End ($)(2)
	Acquired on	Realized
Name	Exercise	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark E. McMillan	—	—	635,542	273,958	106,884	89,881
Robert E. Collins(3)	—	—	14,583	285,417	—	—
Peter Bernard(4)	60,000	44,171	72,083	72,917	15,281	28,149
Paul Edmonds(5)	51,562	35,887	33,855	52,083	8,294	21,112
Mark Stevenson(6)	—	—	53,125	—	23,906	—

(1)	“Value Realized” represents the fair market value of the shares underlying the options on the date of exercise less the aggregate exercise price of the options.

(2)	For purposes of the table, all amounts in pounds sterling were converted to U.S. dollars using $1.89 per pound sterling, the exchange rate in effect as of December 31, 2004.

(3)	Mr. Collins joined Insignia in January 2004 and resigned on April 20, 2005.

(4)	Mr. Bernard resigned on March 15, 2005.

(5)	Mr. Edmonds joined Insignia in April 2002 and resigned on April 22, 2005.

(6)	Mr. Stevenson joined Insignia in June 2003 and resigned on December 6, 2004.
Employment agreements
      In connection with the termination of Mr. Noling’s employment in February 2003, Insignia entered into a separation agreement with Mr. Noling pursuant to which Insignia agreed to pay as severance to Mr. Noling his regular monthly base salary for a six-month period, which severance would be reduced to 50% of his base salary in the event that Mr. Noling commenced new employment during such period. All stock options held by Mr. Noling will continue to vest for so long as he continues to serve as a member of the board of directors.
      On February 13, 2001, Insignia entered into a promissory note with Mr. Noling whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of Insignia. Mr. Noling’s employment was terminated with Insignia effective February 14, 2003. We forgave, effective March 6, 2003 the balance of the loan, $125,362.50, in lieu of any bonus compensation.
      With effect from April 1, 1997, Nicholas, Viscount Bearsted, Chairman of Insignia, entered into a Consulting Agreement with Insignia whereby he acts as consultant to Insignia providing advice and assistance as the Board may from time to time request. The agreement was amended April 20, 1998 and deleted his commitment to provide services to Insignia and Insignia’s commitment to pay him a minimum amount. He has agreed to remain available to perform services as requested by Insignia. The agreement is terminable by either party upon six month’s advance written notice and by Insignia for cause at any time. In the event of any business combination resulting in a change of control of Insignia or in the event of disposal of a majority of the assets of Insignia, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week’s consultancy fees. No fees have been paid under this agreement in the past three fiscal years or in 2005 to date.
      We have entered into a change of control severance agreement with Mark E. McMillan pursuant to which we will continue to pay his salary for up to six months if he is terminated in connection with a change of control of the Company.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee of the Board makes all decisions involving the compensation of our executive officers. The Compensation Committee consists of the following non-employee directors: Vincent Pino and Nicholas, Viscount Bearsted. In 2004, the Compensation Committee consisted of John Fogelin and Vincent Pino. Nicholas, Viscount Bearsted was appointed to the Compensation Committee in April 2005, following Mr. Fogelin’s resignation in December 2004.
REPORT OF THE COMPENSATION COMMITTEE
      Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee.
General Compensation Policy
      The Compensation Committee acts on behalf of the Board to establish the general compensation policy of Insignia for all employees of Insignia. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer (“CEO”) and other executive officers and employees of

Insignia at or about the beginning of each fiscal year. The Compensation Committee administers Insignia’s incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.
      The Compensation Committee’s philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, Insignia’s compensation policy, which applies to executive officers and other key employees of Insignia, relates a portion of each individual’s total compensation to the company objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive officers of Insignia is contingent on corporate performance, such as revenue achievement, and, in the case of executive officers, is also based on the individual officer’s performance as measured against personal objectives. Long-term equity incentives for executive officers are effected through the granting of share options. Options generally have value for the executive only if the price of Insignia’s shares increases above the fair market value on the grant date and the executive remains in Insignia’s employ for the period required for the shares to vest.
      The base salaries, incentive compensation and option grants of the executive officers are determined in part by the Compensation Committee’s informal review of data on prevailing compensation practices in technology companies with whom Insignia competes for executive talent and by its evaluation of such information in connection with Insignia’s corporate goals. To this end, the Compensation Committee attempted to compare the compensation of Insignia’s executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, Insignia’s executive officers, including the CEO, are each eligible to receive a quarterly cash bonus and option grants.
2004 Executive Compensation
      Base Compensation. In February 2004, the Compensation Committee reviewed the recommendations and performance and market data outlined above and established a base salary level to be effective January 1, 2004 for each executive officer, including the CEO.
      Incentive Compensation. Cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and Insignia met predetermined objectives set by the Board at the beginning of the year. The CEO’s subjective judgment of executives’ performance (other than his own) is taken into account in determining whether those objectives have been satisfied.
      Share Options. Share options typically have been granted to executive officers when the executive first joins Insignia, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group, the Compensation Committee may, however, grant additional options to executives for other reasons. The number of shares subject to each option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In addition, in 2004, long-term incentives in the form of option grants were considered appropriate because options generally have value only if the price of Insignia’s shares increases above the exercise price and the optionee remains in the employ of Insignia for the time required for the options to vest. The options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the ADSs on the date of grant. In 2004, the Compensation Committee considered these factors, as well as the number of options held by such executive officers as of the date of grant that remained unvested, and determined that additional grants should be made in 2004.
      For 2005, the Compensation Committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to Insignia-wide management objectives and the executive officers’ success in obtaining specific individual financial and operational objectives established or to be established for 2004, to Insignia’s expected results and to the number of options currently held by the executive officers that remain unvested.

      Company Performance and CEO Compensation. For 2004, the Compensation Committee recommended no increase be made to Mr. McMillan’s base salary. After careful review of Insignia’s performance as measured against its objectives and the criteria set forth above under the discussion of incentive compensation, the Compensation Committee determined that bonuses in the aggregate amount of $23,000 be accrued to Mr. McMillan for performance in 2004.
      Compliance with Section 162(m) of the Internal Revenue Code of 1986. For 2004, Insignia intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. The 1995 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. Insignia does not expect cash compensation for 2004 to be in excess of $1,000,000 nor, therefore, affected by the requirements of Section 162(m).

COMPENSATION COMMITTEE

Nicholas, Viscount Bearsted
Vincent Pino

COMPANY SHARE PRICE PERFORMANCE
      The share price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Insignia specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
      The graph below compares the cumulative total shareholder return on the ADSs of Insignia from December 31, 1999 to December 31, 2004 with the cumulative total return on the Nasdaq Stock Market, the S&P 500 and the S&P SmallCap 600 (assuming the investment of $100 in Insignia’s ADSs and in each of the indexes on December 31, 1999, and reinvestment of all dividends).
Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Insignia Solutions	100.00	102.71	32.43	7.57	19.67	18.81

S&P 500	100.00	90.90	80.10	62.39	80.29	89.02

S&P SmallCap 600	100.00	111.80	119.12	101.68	141.14	173.11

Nasdaq Composite	100.00	60.82	48.48	33.13	49.95	54.53

RELATED PARTY TRANSACTIONS
      On February 13, 2001, Insignia entered into a promissory note with Richard M. Noling, President and Chief Executive Officer of Insignia whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of Insignia. Mr. Noling’s employment was terminated with Insignia effective February 14, 2003. We forgave, effective March 6, 2003 the balance of the loan, $125,362.50, in lieu of any bonus compensation.
      On October 18, 2004, we completed a private placement of 3,208,499 ADSs, at $0.48 per share, and warrants to purchase an additional 802,127 ADSs having an exercise price of $1.06 per share. Two investors in the private placement on October 18, 2004 were related parties of Insignia. Mark McMillan, our Chief Executive Officer, invested $25,000 to purchase 52,083 ADSs and warrants to purchase 13,021 ADSs. In addition Vincent Pino, one of our directors, and his immediate family invested $200,000 to purchase 416,667 ADSs and warrants to purchase 104,167 ADSs.

      On October 17, 2002, we entered into a securities subscription agreement with Fusion Capital, pursuant to which Fusion Capital agreed to purchase, on each trading day following the effectiveness of a registration statement covering the ADSs to be purchased by Fusion Capital, $10,000 of our ADSs up to an aggregate of $6.0 million over a period of 30 months. The purchase price of the ADSs was based on a formula based on the market price at the time of each purchase. In 2004, we sold 3,100,060 shares to Fusion Capital for aggregate proceeds of $1.5 million, net of transaction costs, under the 2002 Fusion Capital securities subscription agreement. During 2003, we issued and sold to Fusion Capital 3,380,132 ADSs resulting in proceeds of $1.9 million, net of transaction costs, under the 2002 Fusion Capital securities subscription agreement.
      In addition to the shares purchased by Fusion Capital under the 2002 Fusion Capital securities subscription agreement, we also issued warrants to purchase an aggregate of 2,000,000 shares to Fusion Capital, with a per share exercise price of the United States dollar equivalent of 20.5 pence. Upon Fusion’s exercise of the warrants in 2003, we issued Fusion Capital 2,000,000 ADSs for a total of $668,000, net of issuance costs.
      During January 2005, we sold 299,007 shares for $200,000 under the 2002 Fusion Capital agreement. On February 9, 2005, Insignia sold to Fusion Capital 3,220,801 ADSs at a purchase price of $0.40 per share, resulting in proceeds of approximately $1.3 million. These shares were issued to Fusion Capital in a private placement.
      On March 16, 2005, we closed our acquisition of Mi4e. The consideration paid in the transaction was 2,969,692 ADSs representing ordinary shares and another 989,896 ADSs issuable on March 31, 2006, subject to potential offset for breach of representations, warranties and covenants. In addition up to a maximum of 700,000 Euros is payable in a potential earn-out based on a percentage of future revenue collected from sales of existing Mi4e products. Anders Furehed, our senior vice president of European operations, was an indirect 50% shareholder of Mi4e and thus received 1,484,846 ADSs on the closing of the acquisition.
      On June 30, 2005 and July 5, 2005 we and our wholly-owned subsidiary Insignia Solutions Inc. (the “Subsidiary”) entered into Securities Subscription Agreements with Fusion Capital and other investors (each, an “Investor” and collectively, the “Investors”). Pursuant to these subscription agreements, Investors invested an aggregate of $1,000,000 (Fusion Capital $725,000) on June 30, 2005, and we completed a second closing on July 5, 2005 for an additional $440,400. Pursuant to these subscription agreements, the Subsidiary issued its Series A Preferred Stock, no par value per share (the “Preferred Stock”) to the Investors. The Preferred Stock is non-redeemable. The shares of Preferred Stock (plus all accrued and unpaid dividends thereon) held by each Investor are exchangeable for ADSs (i) at any time at the election of such Investor, (ii) automatically upon written notice by us to such Investor in the event that the sale price of the ADSs on the Nasdaq SmallCap Market is greater than $1.50 per share for a period of ten consecutive trading days, and certain other conditions are met, and (iii) automatically to the extent any shares of the Preferred Stock have not been exchanged prior to June 30, 2007. The Preferred Stock will accrue dividends at a rate of 15% per year compounded annually, payable in the form of additional ADSs. Including accruable dividends, the shares of Preferred Stock issued on June 30, 2005, together with the additional shares issued on July 5, 2005, will be exchangeable for a total of 4,762,326 ADSs (2,397,031 ADSs of which are issuable to Fusion Capital), representing a fixed price of $0.40 per ADS. Pursuant to the above subscription agreements, we also issued to the Investors on June 30, 2005 and July 5, 2005, warrants to purchase an aggregate of 3,601,000 ADSs (Fusion Capital 1,812,500 ADSs) at an exercise price per share equal to the greater of $0.50 or the U.S. Dollar equivalent of 20.5 U.K. pence. These warrants are immediately exercisable and expire on June 30, 2010.
      Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $60,000 and in which any executive officer, director or holder of more than 5% of the Company’s ordinary shares had or will have a direct or indirect material interest other than (i) the transactions described above, (ii) normal compensation arrangements, which are described in the section entitled “Executive Compensation” above, and (iii) the transactions described under “Employment Agreements” in the section entitled “Executive Compensation” above.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Under the rules of the Securities and Exchange Commission, proposals of shareholders intended to be presented at Insignia’s 2006 Annual General Meeting must be received by Insignia at its registered office no later than January 17, 2006 to be included in Insignia’s Proxy Statement and form of proxy relating to the meeting. This is without prejudice to shareholders’ rights under the U.K. Companies Act to propose resolutions that may properly be considered at that meeting. In addition, if the Company is not notified by April 2, 2006 of a proposal to be brought before Insignia’s 2006 Annual General Meeting by a shareholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.
      Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of ordinary shares of the Company’s Common Stock which are owned beneficially and of record by such shareholder and such beneficial owner.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Insignia’s directors and officers, and persons who own more than 10% of Insignia’s ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Insignia with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Insignia and written representations from the executive officers and directors, Insignia believes that all Section 16(a) filing requirements were met, except as follows:

Form 3 for Paul Edmonds, Insignia’s Vice-President of Engineering was filed May 13, 2004. The required filing was February 9, 2003.

Form 4 for Mark E. McMillan, Insignia’s Chief Executive Officer, President and Director, was filed February 17, 2005. The required filing was April 7, 2003.

Form 4 for Linda Potts, Insignia’s former Chief Financial Officer was filed July 22, 2004. The required filing was April 7, 2003.

Form 4s for Nicholas, Viscount Bearsted, Retired Chairman of the Board of Insignia, John C. Fogelin, a former Director of Insignia, David Frodsham, a Director of Insignia, and Vincent Pino, a Director of Insignia, were filed February 17, 2005. The required filing was April 24, 2003.

Form 4 for Mark Stevenson, Insignia’s former Vice President of Worldwide Sales, was filed February 17, 2004. The required filing was June 26, 2003.

Form 4 for Mark E. McMillan, Insignia’s Chief Executive Officer, President and Director, was filed February 17, 2005. The required filing was July 29, 2003.

Form 4s for Nicholas, Viscount Bearsted, Chairman of the Board of Insignia, John C. Fogelin, a former Director of Insignia, David Frodsham, a Director of Insignia, and Vincent Pino, a Director of Insignia, were filed February 17, 2005. The required filing was January 22, 2004.

Forms 3 and 4 for Robert Collins, Insignia’s former Chief Financial Officer were filed July 22, 2004. The required filing was January 21, 2004.

Form 4 for Paul Edmonds, Insignia’s Vice-President of Engineering was filed May 13, 2004. The required filing was May 6, 2004.

Form 4 for Peter Bernard, Insignia’s Chief Product Officer, was filed May 13, 2004. The required filing was May 8, 2004.

Form 4 for Linda Potts, Insignia’s former Chief Financial Officer was filed July 22, 2004. The required filing was May 16, 2004.

Form 4 for Peter Bernard, Insignia’s Chief Product Officer, was filed June 2, 2004. The required filing was May 27, 2004.

Form 4 for Peter Bernard, Insignia’s Chief Product Officer was filed June 14, 2004. The required filing was June 1, 2004.

Form 4 for Richard Noling, a Director of Insignia, was filed July 22, 2004. The required filing was June 16, 2004.

Form 4s for Nicholas, Viscount Bearsted, Insignia’s Chairman of the Board, David Frodsham, Vince Pino and Richard Noling, Directors of Insignia, and Mark McMillan, Insignia’s Chief Executive Officer, President and Director, were filed on August 24, 2005. The required filings were February 14, 2005.

Form 5s for Mark McMillan, Insignia’s Chief Executive Officer, President and Director and Vincent Pino, a Director of Insignia were filed on August 24, 2005. The required filings were February 14, 2005.

Forms 3 and 4, for Roger Friedberger, Insignia’s Interim Chief Financial Officer were filed on August 24, 2005. The required filings were May 10, 2005 and April 25, 2005 respectively.
OTHER BUSINESS
      The Board does not intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting.
The proxy should be returned to the offices of Insignia at Apollo House, The Mercury Centre, Wycombe Lane, Wooburn Green, High Wycombe, Buckinghamshire, HP10 0HH United Kingdom, not later than 10:00 a.m. on Wednesday, September 28, 2005, being 48 hours prior to the time fixed for the Annual General Meeting, or in the case of ADS holders to the Bank of New York by 5:00 p.m. New York time on September 23, 2005 at PO Box 11209 New York, N.Y. 10203-0209, U.S.A.

Insignia Solutions PLC and its Subsidiaries
Registered Number: 1961960
Directors’ Report And Financial Statements
For The Year Ended 31 December 2004

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004
      The directors of Insignia Solutions Plc (“the Company”) present herewith their report and the audited accounts of the Company and of the Group for the year ended 31 December 2004 in accordance with the format prescribed by the UK Companies Act 1985.
PRINCIPAL ACTIVITIES
      The principal activity of the Company and the Group is the development, marketing and support of software technologies that enable mobile operators and phone manufacturers to update the firmware of mobile devices using standard over-the-air data networks.
REVIEW OF BUSINESS AND FUTURE DEVELOPMENTS
      The SSP product line was our primary business for 2004. The Jeode product line was our primary business for 2003 and 2002. Both the SSP product line and the Jeode product line derive revenue from four main sources: the sale of software licenses, the sale of annual maintenance and support contracts as well as services, per unit royalties and non-recurring engineering or consulting activities. Revenues from the sale of development licenses, packaged products and royalties received from OEMs are classified as license revenue, while revenues from non-recurring engineering activities, training, and annual maintenance contracts are classified as service revenue.
      The SSP product line has been available for sale since December 2003. The SSP product line revenue model is based on a combination of indirect sales to customers through OEMs as well as direct sales to customers. SSP product line revenues accounted for 83%, 3% and 0% of total Insignia revenues in 2004, 2003 and 2002, respectively.
      The SSP product is an open software system that enables mobile operators and terminal manufacturers to repair the system software on their subscribers’ terminals, as well as add new capabilities over-the-air. This capability helps to avoid terminal recalls due to software issues, reduces customer care call centre costs, reduces churn due to dissatisfaction, lowers inventory, provides faster time to market and increases revenue per subscriber by extending terminal capabilities for new services.
SALE OF JAVA VIRTUAL MACHINE ASSETS
      On February 7, 2003, we entered into a loan agreement with esmertec AG (“esmertec”) whereby esmertec loaned Insignia $1.0 million at an interest rate of prime plus two percent. The principal amount of $1.0 million was repaid on January 15, 2004 by offsetting that amount with a receivable relating to the product line purchase. All remaining accrued interest of $55,161 was repaid on March 15, 2004 by offsetting the accrued interest against prepaid royalties. Accordingly, there are no outstanding balances or future amounts due to esmertec under the loan agreement as of December 31, 2004.
SHARE CAPITAL AND WARRANTS
      In early January 2004, Insignia Solutions issued and sold to certain institutional and other accredited investors, in a private placement, 2,262,500 newly issued American Depository Shares (“ADSs”), and warrants to purchase 565,625 ADSs, for a total purchase price of approximately $1.8 million.
      On June 30, 2004, Insignia and esmertec, a Swiss software company focused on Java technologies, entered into a Termination and Waiver Agreement, effectively concluding the remaining business between the two companies and dissolving any ties going forward between Insignia and the Java Virtual Machine (“JVM”) product line it sold to esmertec in April 2003. As a result, esmertec agreed to pay Insignia $185,000 on July 8, 2004 in full and final satisfaction of the deferred consideration and waived all other consideration pursuant to the Asset Purchase Agreement dated March 4, 2003. The new agreement accelerated the

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
termination under the Asset Purchase Agreement from March 2006 to June 30, 2004. All existing and future outstanding obligations between the two companies were waived resulting in net other income of $302,000 to Insignia.
      On October 18, 2004, Insignia announced that it had closed two equity financing transactions totalling approximately $2.3 million, net of transaction costs. We closed a private placement financing with certain institutional and other accredited investors pursuant to which we sold newly issued ADSs and warrants to purchase ADSs, for a total purchase price of approximately $1.5 million, or $1.3 million net of transaction costs. Additionally, under a previously executed securities subscription agreement, we sold to Fusion Capital Fund II, LLC (“Fusion Capital”) 2,500,000 shares of newly issued ADSs at a purchase price of $0.40 per share, resulting in proceeds of approximately $1.0 million, net of transaction costs.
      In addition during the fourth quarter of 2004, we issued additional shares under the October 17, 2002 Securities Subscription agreement with Fusion Capital Fund II, LLC at a rate of $10,000 per day. We issued an additional 600,060 shares and received an additional $470,000. At December 31, 2004, $190,000 was due from Fusion Capital for stock purchases made for which payment was received in January 2005.
DIVIDENDS AND TRANSFERS TO RESERVES
      The directors are unable to recommend payment of a dividend in respect of the year ended 31 December 2004 (2003: $nil). The Group’s loss for the year of $7,239,000 (2003: $4,235,000) will be transferred to reserves.
DIRECTORS
      The directors of the company during the year and to the date of this report, except as indicated below, were:
          Viscount Bearsted (Chairman)
          J C Fogelin (USA) (resigned 3 December 2004)
          D G Frodsham
          M E McMillan (USA)
          R M Noling (USA)
          V S Pino (USA)
POLICY ON PAYMENT OF CREDITORS
      It is the Group’s policy to agree payment terms with its suppliers, along with other terms and conditions, when it enters into binding purchase contracts and to abide by the agreed terms provided the supplier has provided the goods or services in accordance with the terms and conditions of the contract. The Company had 11 days purchases outstanding at 31 December 2004 (2003: 40 days).
DONATIONS
      During the year donations of $nil (2003: $nil) were made to charities.
FINANCIAL RISKS AND TREASURY POLICY
      The Group finances its operations by a combination of internally generated cash flows, existing cash deposits and borrowings. In addition, during the year funds were obtained from issuance of new shares, conversion of warrants, exercise of share options and issuance of ordinary shares through the employee share purchase plan.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      The Group’s Finance Department manages the Group’s cash borrowings, interest rate and foreign exchange exposure and its main banking relationships. This is operated as a cost and risk reduction programme. Transactions of a speculative nature are not permitted.
      The Group limits the effect of movements in foreign exchange rates by partially matching cash holdings with liabilities in the same currency, assisted by selective forward foreign currency contracts arranged with the Company’s bankers.
POST BALANCE SHEET EVENTS
      Post balance sheet events are dealt with in Note 19 to the financial statements.
DIRECTORS’ RESPONSIBILITIES
      Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Group and the Company at the end of the year and of the Group’s profit or loss for the year then ended.
      In preparing those financial statements, the directors are required to select suitable accounting policies, as described on pages F-20 to F-22, and then apply them on a consistent basis, making judgements and estimates that are prudent and reasonable. The directors must state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements. The directors must also prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.
      The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the group and to enable them to ensure that the financial statements comply with the Companies Act 1985. The directors are also responsible for safeguarding the assets of the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.
      The maintenance and integrity of the Company website is the responsibility of the directors. There may be uncertainty regarding information published on the internet since legislation in the United Kingdom governing the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.
AUDITORS
      A resolution to re-appoint MacIntyre Hudson will be proposed at the annual general meeting.

Signed by order of the board

M E McMillan
Director
Approved by the director on August 9, 2005

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
REMUNERATION POLICY
      Policy and final decisions of Insignia Solutions PLC (“the Company”) regarding directors’ compensation and stock option grants are made by the Compensation Committee. The Compensation Committee acts on behalf of the Board to establish the general compensation policy for all employees of the Company and its subsidiaries. The Compensation Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer (“CEO”) and other executive officers and employees of the Company at or about the beginning of each fiscal year. The Compensation Committee administers the Company’s incentive and equity plans, including the 1995 Stock Option Plan for U.S. Employees, the U.K. Employee Share Option Scheme 1996 and the 1995 Employee Share Purchase Plan.
DIRECTOR COMPENSATION
      The Company pays each non-executive director $1,000 for every regular meeting attended, $2,500 per quarter of service on the Board, $500 per quarter for service on each committee, plus $500 for each committee meeting attended, and reimburses non-executive directors for reasonable expenses in attending meetings of the Board. The Chairman of the Board receives an additional $1,500 per quarter. In addition, each new non-executive director will be granted an option to purchase 15,000 shares and each non-executive director will be granted an option to purchase 5,000 shares annually for so long as he serves as a non-executive director. Effective, January 1, 2004, each new non-executive director will be granted an option to purchase 25,000 shares and each non-executive director will be granted an option to purchase 10,000 shares annually for so long as he serves as a non-executive director. The Compensation Committee’s philosophy in compensating executive directors, is to relate compensation directly to corporate performance. Thus, the Company’s compensation policy, which applies to executive directors, relates a portion of each individual’s total compensation to the Company’s objectives and individual objectives set forth at the beginning of the year. Consistent with this policy, a designated portion of the compensation of the executive directors of the Company is contingent on corporate performance and, in the case of executive directors, is also based on the individual’s performance as measured against personal objectives. Long-term equity incentives for executive directors are effected through the granting of share options. Options generally have value for the executive director only if the price of the Company’s shares increases above the fair market value on the grant date and the executive director remains in the Company’s employ for the period required for the shares to vest.
      The base salaries, incentive compensation and option grants of the executive directors are determined in part by the Compensation Committee’s informal review of data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by its evaluation of such information in connection with the Company’s corporate goals. To this end, the Compensation Committee attempted to compare the compensation of the Company’s executive directors with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company’s executive directors, are each eligible to receive a quarterly cash bonus and option grants.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      The targeted composition of each director’s remuneration in the year was as follows:

	Non-
	performance	Performance
	related	related

Viscount Bearsted	0%	100%
J C Fogelin	0%	100%
D G Frodsham	0%	100%
M E McMillan	79%	21%
R M Noling	0%	100%
V S Pino	0%	100%
DIRECTORS’ SERVICE CONTRACTS

EXECUTIVE DIRECTORS
      One executive director served during the year. Mr. McMillan was appointed Chief Executive Officer and a director of the Company in February of 2003. Effective November 4, 1999 Mr. McMillan was hired as Senior Vice President of World Wide Sales. At the time he had no employment agreement. The relationship was therefore an “at will” employment arrangement. Mr. McMillan was granted options to purchase 150,000 shares at a price of $4.59 per share. Such options were to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. Mr. McMillan received two special grants with vesting period of one year or 8.333% on the first day of each month following the date of grant. A grant of 50,000 options was issued on April 13, 2000 with an exercise price of $11.125 per share and a second grant of 125,000 options was issued on October 17, 2000 at a rate of $5.75 per share. Such options were to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant.
      Effective May of 2000 Mr. McMillan was promoted to Senior Vice President of Worldwide Sales. His employment relationship with Insignia remained an “at will” employment relationship. A grant of 100,000 options was issued on July 2, 2001 with an exercise price of $3.55 per share. Such options were to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant.
      Effective January 1, 2001 Mr. McMillan was promoted to Chief Operating Officer. The relationship continued to be an “at will” employment arrangement. On October 15, 2001, Mr. McMillan received an option grant of 34,500 options with an exercise price of $2.00 per share. Such options were to vest and become exercisable at the rate of 8.333% of the shares on the first day of each month following the date of grant.
      Effective October 29, 2001 Mr. McMillan was promoted to President and Chief Operating Officer. The relationship continued to be an “at will” employment arrangement. On January 24, 2002, Mr. McMillan received an option grant of 50,000 options with an exercise price of $1.34 per share. Such options were to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. On April 5, 2003, Mr. McMillan received an option grant of 200,000 options with an exercise price of $0.387 per share. Such options were to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. In addition Mr. McMillan, received an additional grant of 100,000 options also at a rate of $0.387. There was no vesting of these options until December 31, 2003. On December 31, 2003 all 100,000 of the options become fully vested. On July 29, 2003, Mr. McMillan received an option grant of 200,000 options with an exercise price of $0.61 per share. Such options were to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant.
      On May of 2004 Mr. McMillan surrendered 100,000 options from these two different grants in order that they could be used for grants to other employees. The first grant of 50,000 options was granted April 13, 2000

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
for an exercise price of $11.125 per share. The second grant of 50,000 options which were surrendered were granted on October 17, 2000 at an exercise price of $5.75 per share.
      There is also entered into a change of control severance agreement with Mr. McMillan pursuant to which the Company will continue to pay his salary for up to six months if he is terminated in connection with a change of control of the Company.
      Prior to February of 2003, Mr. Noling served as executive director. Mr. Noling was the Company’s former CEO. The details of Mr. Noling’s contract are as follows:
      Effective March 25, 1997, Mr. Noling entered into an employment agreement with the Company, which is terminable by either party upon six month’s notice and by the Company for cause at any time. In connection with such agreement, Mr. Noling was granted options to purchase (i) 100,000 ordinary shares at an exercise price of $1.969, such options being 100% vested and immediately exercisable, (ii) 100,000 ordinary shares at an exercise price of $1.969, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant and (iii) 200,000 ordinary shares on the day of the 1997 Annual General Meeting, such options to vest and become exercisable at the rate of 2.0833% of the shares on the first day of each month following the date of grant. The Annual General Meeting was held on May 29, 1997 and the options were granted at an exercise price of $2.375. 100,000 of these options are subject to accelerated vesting and exercisability should the Company meet certain earnings per share (“EPS”) targets as follows: (a) 25,000 options are accelerated should the EPS exceed $0.07 for 2 consecutive quarters (b) 37,500 options are accelerated should the EPS exceed $0.14 for 2 consecutive quarters and (c) 37,500 options are accelerated should the EPS exceed $0.21 for 2 consecutive quarters, with a maximum of one early vesting event per quarter. These 100,000 options fully vest upon a takeover or merger of the Company.
      The employment agreement continued through its original term of May 31, 2001, and was automatically extended for an additional year through May 31 2002. The agreement provided that, in the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and the termination or constructive termination of Mr. Noling’s employment, Mr. Noling would receive his then current full salary for a period of twelve months following such termination. In addition he would be entitled to continued vesting and exercisability of his options for a period of twelve months after termination and shall be entitled to participate in our employee benefits on the same basis as if he were an employee.
      In connection with the termination of Mr. Noling’s employment in February 2003, the Company entered into a separation agreement with Mr. Noling pursuant to which the Company agreed to pay as severance to Mr. Noling his regular monthly base salary for a six-month period, which severance would be reduced to 50% of his base salary in the event that Mr. Noling commenced new employment during such period. In the event that the Company was acquired within six months following the date of termination of his employment, the severance period would be extended for an additional six months.
      All stock options held by Mr. Noling will continue to vest for so long as he continues to serve as a member of the board of directors.
      On February 13, 2001, the Company entered into a promissory note with Mr. Noling whereby Mr. Noling borrowed $150,000 from the U.S.-based subsidiary of the Company. The promissory note was due in three equal installments, on each annual anniversary from the date of the note. The note was amended on January 24, 2002 to extend the first and subsequent installments one year. The first installment was due on February 13, 2003. Mr. Noling’s employment was terminated with the Company effective February 14, 2003. The Company forgave, effective March 6, 2003 the balance of the loan, $125,362.50, in lieu of any bonus compensation. In addition, on July 17, 2001, Mr. Noling received an interest free loan of $50,000. The $50,000 loan was repaid in full on September 30, 2001.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)

NON-EXECUTIVE DIRECTORS
      The non-executive directors are appointed at board meetings and serve until the next annual general meeting when their election is voted upon by the shareholders. They remain in office until they resign or are removed by the shareholders. In addition, at each annual general meeting the third of the directors (executive or non executive) who have been in office longest since their last election, as well as any directors appointed by the Board during the preceding year, are required to resign and are then considered for re-election, assuming they wish to stand for re-election.
      With effect from April 1, 1997, Viscount Bearsted, Chairman of the Company, entered into a Consulting Agreement with the Company whereby he acts as consultant to the Company providing advice and assistance as the Board may from time to time request. The agreement was amended April 20, 1998 and deleted his commitment to provide services to the Company and the Company’s commitment to pay him a minimum amount. He has agreed to remain available to perform services as requested by Insignia. The agreement is terminable by either party upon six month’s advance written notice and by the Company for cause at any time. In the event of any business combination resulting in a change of control of the Company or in the event of disposal of a majority of the assets of the Company, and termination or constructive termination of his consultancy, Nicholas, Viscount Bearsted will be entitled to receive an additional twenty-six week’s consultancy fees. In 2004 no fees were paid under this agreement.

MEMBERS OF THE COMPENSATION COMMITTEE
      The members of the Compensation Committee during the year ended December 2004 were:
          J C Fogelin (resigned 3 December 2004)
          V S Pino
PERFORMANCE GRAPH
      In preparing the performance graph for this statement, the Company used the S&P Small Cap 600 Index as its published line of business index. The compensation practices of most of the companies in this Index were not reviewed by the Company when the Compensation Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent. The graph below compares the cumulative total shareholder return on the ADSs of Insignia from December 31, 1999 to December 31, 2004 with the cumulative total return on the Nasdaq Stock Market (U.S. only), the S&P 500 and the S&P Small Cap 600 (assuming the investment of $100 in Insignia’s ADSs and in each of the indexes on December 31, 1998, and reinvestment of all dividends).
Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2004

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
REMUNERATION PACKAGE

Summary Compensation Table (Audited)

			2004	2003
Director	Salary/Fees	Bonus	Total	Total

	$’000	$’000	$’000	$’000
Executive directors
M E McMillan	230	60	290	240
R M Noling	—	—	—	294
Non-executive directors
Viscount Bearsted	32	—	32	15
J C Fogelin	25	—	25	10
D G Frodsham	25	—	25	11
V S Pino	28	—	28	13
R M Noling	25	—	25	—
Total	365	60	425	583
      No directors are accruing pension benefits under the Company’s defined contribution scheme (2003: nil).

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)

Interests in shares, options and warrants (Audited)
      The interests of the directors at the year-end in the shares of the Company were as follows:

	Ordinary	Options to
	shares of	acquire	Warrants to
	20p	Ordinary shares	acquire Ordinary
	each	of 20p each	shares of 20p each

Viscount Bearsted
At December 31, 2003	636,946	189,750	—
At December 31, 2004	636,946	199,750	—
J C Fogelin
At December 31, 2003	—	76,000	—
At December 31, 2004	—	86,000	—
D G Frodsham
At December 31, 2003	31,400	87,250	10,000
At December 31, 2004	41,400	97,250	—
M E McMillan
At December 31, 2003	2,000	1,009,500	—
At December 31, 2004	62,541	909,500	13,021
R M Noling
At December 31, 2003	13,998	638,300	—
At December 31, 2004	11,988	639,100	—
V S Pino
At December 31, 2003	210,206	84,126	—
At December 31, 2004	418,539	94,126	—
      No directors exercised share options in the year (2003: Nil). Four directors were granted share options in the year (2003: four). Further details of the share options and their vesting are given in Note 12 of the financial statements.
      Of the options granted to Viscount Bearsted, 5,000 are exercisable until April 16, 2007 at $1.75 each, 50,000 are exercisable until May 28, 2007 at $2.375 each, 10,000 are exercisable until April 28, 2008 at $1.625 each, 1,250 are exercisable until April 19, 2009 at $7.25 each, 1,250 are exercisable until July 19, 2009 at $7.188 each, 1,250 are exercisable until October 18, 2009 at $5.00 each, 5,000 are exercisable until January 19, 2010 at $5.25 each, 5,000 are exercisable until January 15, 2011 at $5.813 each, 1,000 are exercisable until October 14, 2011 at $2.00 each, 5,000 are exercisable until January 23, 2012 at $1.34 each and, 50,000 are exercisable until October 29, 2012 at $0.39 each, 5,000 are exercisable until January 27, 2013 at 20p each, 50,000 are exercisable until April 21, 2013 at 20p each and 10,000 are exercisable until January 20, 2014 at a share price of $2.68 per share.
      Of the options granted to J C Fogelin, 15,000 are exercisable until January 15, 2011 at $5.831 each and 1,000 are exercisable until October 14, 2011 at $2.00 each and 5,000 are exercisable until January 23, 2012 at $1.34 each, 5,000 are exercisable until January 27, 2013 at 20p each, 50,000 are exercisable until April 21, 2013 at 20p each and 10,000 are exercisable until January 20, 2014 at a share price of $2.68 per share.
      Of the options granted to D G Frodsham, 15,000 are exercisable until August 16, 2009 at $4.688 each, 1,250 are exercisable until October 18, 2009 at $5.00 each, 5,000 are exercisable until January 19, 2010 at $5.25 each, 5,000 are exercisable until January 15, 2011 at $5.831 each, 1,000 are exercisable until October 14, 2011 at $2.00 each, 5,000 are exercisable until January 23, 2012 at $1.34 each, 5,000 are exercisable until January 27, 2013 at 20p each, 50,000 are exercisable until April 21, 2013 at 20p each and 10,000 are

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
exercisable until January 20, 2014 at a share price of $2.68 per share. D G Frodsham holds warrants to purchase 10,000 Ordinary shares at $6.00 (or 90% of market value if less) exercisable until February 12, 2004.
      Of the options granted to M E McMillan, 150,000 are exercisable until November 3, 2009 at $4.594 each, 75,000 are exercisable until October 16, 2010 at $5.75 each, 100,000 are exercisable until July 1, 2011 at $3.55 each, 34,500 are exercisable until October 14, 2011 at $2.00 each, 50,000 are exercisable until January 23, 2012 at $1.34 each, 200,000 are exercisable until April 4, 2013 at 20p each, 100,000 are exercisable until April 4, 2013 at 20p each, 200,000 are exercisable until July 28, 2013 at $0.61 each.
      Of the options granted to R M Noling, 85,000 are exercisable until March 28, 2006 at $5.75 each, 15,000 are exercisable until March 2, 2007 at $2.438 each, 151,100 are exercisable until March 24, 2007 at $1.969 each, 200,000 are exercisable until May 28, 2007 at $2.375 each, 10,000 are exercisable until April 28, 2008 at $1.625 each, 10,000 are exercisable until October 19, 2008 at $0.688 each, 20,000 are exercisable until January 19, 2010 at $5.188 each, 100,000 are exercisable until April 25, 2011 at $3.55 each, 39,000 are exercisable until October 14, 2011 at $2.00 each and 10,000 are exercisable until January 20, 2014 at a share price of $2.68 per share.
      Of the options granted to V S Pino, 9,376 are exercisable until October 19, 2008 at $0.688 each, 1,250 are exercisable until April 19, 2009 at $7.25 each, 1,250 are exercisable until July 19, 2009 at $7.188 each, 1,250 are exercisable until October 18, 2009 at $5.00 each, 5,000 are exercisable until January 19, 2010 at $5.25 each, 5,000 are exercisable until January 15, 2011 at $5.831 each and 1,000 are exercisable until October 14, 2011 at $2.00 each, 5,000 are exercisable until January 23, 2012 at $1.34 each, 5,000 are exercisable until January 27, 2013 at 20p each, 50,000 are exercisable until April 21, 2013 at 20p each and 10,000 are exercisable until January 20, 2014 at a share price of $2.68 per share.

Signed by order of the board

M E McMillan
Director
Approved by the director on August 9, 2005

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      We have audited the financial statements of Insignia Solutions Plc for the year ended 31 December 2004 which comprise the consolidated profit and loss account, consolidated balance sheet, company balance sheet, consolidated cash flow statement, and related notes which have been prepared under the historical cost convention and the accounting policies set out in the statement of accounting policies.
      This report is made solely to the company’s shareholders, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the company’s shareholders those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s shareholders as a body, for our audit work, for this report, or for the opinions we have formed.
RESPECTIVE RESPONSIBILITIES OF DIRECTOR AND AUDITORS
      As described in the Statement of Director’s Responsibilities the company’s directors are responsible for the preparation of the financial statements in accordance with applicable law and United Kingdom Accounting Standards.
      Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.
      We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors’ Report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and transactions with the group is not disclosed.
      We read the Directors’ Report and consider the implications for our report if we become aware of any apparent misstatements within it.
BASIS OF AUDIT OPINION
      We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group’s circumstances, consistently applied and adequately disclosed.
      We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.
FUNDAMENTAL UNCERTAINTY — GOING CONCERN
      In forming our opinion we have considered the adequacy of the disclosures made in the financial statements concerning the basis of preparation. The financial statements have been prepared on a going concern basis. The ability of the company and the group to continue in operation as a going concern is subject to a number of uncertainties. Details of the circumstances relating to these fundamental uncertainties are

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
THE DIRECTORS’ REPORT
YEAR ENDED 31 DECEMBER 2004 — (Continued)
described in Note 1 to the financial statements. In view of the significance of this matter we consider that it should be drawn to your attention but our opinion is not qualified in this respect. The financial statements do not include any adjustments that would result from the company and group not being able to continue in operation as a going concern.
OPINION
      In our opinion the financial statements give a true and fair view of the state of the company’s affairs and of the group as at 31 December 2004 and of the loss of the group for the year then ended, and have been properly prepared in accordance with the Companies Act 1985.

MACINTYRE HUDSON
Chartered Accountants
& Registered Auditors
Greenwood House
4/7 Salisbury Court
London
EC4Y 8BT

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2004

	Note	2004			2003

		$000	$000		$000
Turnover: group and share of joint ventures		541
Less: share of joint ventures’ turnover		—

GROUP TURNOVER				541	710
Cost of sales				20	288

GROSS PROFIT				521	422
Distribution costs				—	1,580
Administrative expenses				8,061	6,655

GROUP OPERATING LOSS	3			(7,540)	(7,813)
Share of operating loss in Joint ventures		(82)

				(82)	—

				(7,622)	(7,813)
Interest receivable (group)	6			2	12
Other income	4			302	3,056
Interest payable and similar charges				(2)	—

LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION				(7,320)	(4,745)
Tax on loss on ordinary activities	7			81	510

LOSS FOR THE FINANCIAL YEAR	13			(7,239)	(4,235)

			$		$
Basic loss per share	17			(0.24)	(0.20)

Diluted loss per share	17			(0.24)	(0.20)

      The turnover and operating loss all derive from continuing activities.
      There are no recognised gains or losses other than the results above and therefore no separate statement of total recognised gains and losses has been presented.
      There is no difference between the loss on ordinary activities before taxation and the loss for the year stated above, and their historical cost equivalents.
      The company has taken advantage of section 230 of the Companies Act 1985 not to publish its own Profit and Loss Account.
The notes on pages F-19 to F-33 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
31 DECEMBER 2004

	Note	2004		2003

		$000	$000	$000
FIXED ASSETS
Tangible assets	8		140	154
Investment in joint venture:
Share of gross assets		68
Share of gross liabilities		1

			67	—

			207	154
CURRENT ASSETS
Debtors of which $283,000 (2003: $239,000) falls due in more than one year	10	1,302		4,429
Cash at bank and in hand		902		2,212

		2,204		6,641
CREDITORS: Amounts falling due within one year	11	1,247		4,779

NET CURRENT ASSETS			957	1,862

TOTAL ASSETS LESS CURRENT LIABILITIES			1,164	2,016

NET ASSETS			1,164	2,016

CAPITAL AND RESERVES
Called-up equity share capital	12		11,940	8,111
Share premium account	13		61,681	59,123
Profit and loss account	13		(72,509)	(65,270)
Capital reserve	13		52	52

EQUITY SHAREHOLDERS’ FUNDS			1,164	2,016

Approved by the board on August 9, 2005 and signed their behalf by:
M E McMillan
Director
The notes on pages F-19 to F-33 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
COMPANY BALANCE SHEET
31 DECEMBER 2004

	Note	2004		2003

		$000	$000	$000
FIXED ASSETS
Tangible assets	8		33	50
Investments	9		68	—

			101	50
CURRENT ASSETS
Debtors of which $233,000 (2003: $220,000) falls due in more than one year	10	1,578		4,289
Cash at bank and in hand		104		95

		1,682		4,384
CREDITORS: Amounts falling due within one year	11	874		(2,686)

NET CURRENT ASSETS			808	1,698

TOTAL ASSETS LESS CURRENT LIABILITIES			909	1,748

NET ASSETS			909	1,748

CAPITAL AND RESERVES
Called-up equity share capital	12		11,940	8,111
Share premium account	13		61,822	59,264
Profit and loss account	13		(72,853)	(65,627)

EQUITY SHAREHOLDERS’ FUNDS			909	1,748

Approved by the board on August 9, 2005 and signed their behalf by:
M E McMillan
Director
The notes on pages F-19 to F-33 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
CONSOLIDATED CASH FLOW STATEMENT
YEAR ENDED 31 DECEMBER 2004

	Note	2004		2003

		$000	$000	$000	$000
NET CASH OUTFLOW FROM OPERATING ACTIVITIES	A		(7,804)		(3,792)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received		2		12
Interest paid		(2)		—

			—		12
TAXATION			37		816
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets		(91)		(89)

			(91)		(89)
ACQUISITIONS AND DISPOSALS
Proceeds from sale of product line		302		2,400
Purchase of interest in joint venture		(150)		—

			152		2,400

CASH OUTFLOW BEFORE FINANCING			(7,706)		(653)
FINANCING	B		6,387		2,139

(DECREASE)/ INCREASE IN CASH	C		(1,319)		1,486

The notes on pages F-19 to F-33 form part of these financial statements.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED CASH FLOW STATEMENT
YEAR ENDED 31 DECEMBER 2004

A	RECONCILIATION OF OPERATING LOSS TO NET CASH OUTFLOW FROM OPERATING ACTIVITIES

	2004	2003

	$000	$000
Operating loss	(7,622)	(7,812)
Depreciation	105	143
Loss on disposal of fixed assets	—	21
Decrease in debtors	3,058	1,563
(Decrease)/ Increase in creditors	(3,345)	2,293

Net cash outflow from operating activities	(7,804)	(3,792)

B	RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

	2004	2003

	$000	$000
Issue of equity share capital	3,829	1,667
Share premium on issue of equity share capital	2,558	472

Net cash inflow from financing	6,387	2,139

C	RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

	2004	2003

	$000	$000
Increase in cash in the period	(1,319)	1,486
Translation difference	9	—

Movement in net funds in the period	(1,310)	1,486

Net funds at 1 January 2004	2,212	726

Net funds at 31 December 2004	902	2,212

ANALYSIS OF CHANGES IN NET FUNDS

	At			At 31
			Exchange	Dec
	1 Jan 2004	Cash flows	Movement	2004

	$000	$000	$000	$000
Net cash:
Cash in hand and at bank	2,212	(1,319)	9	902

Net funds	2,212	(1,319)	9	902

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004

1.	PRINCIPAL ACCOUNTING POLICIES AND BASIS OF PREPARATION OF THE FINANCIAL STATEMENTS
      The accounts have been prepared on a going concern basis in US dollars and in accordance with applicable accounting standards in the United Kingdom. A summary of the principal Group accounting policies, which have been applied consistently, is set out below.

Basis of accounting
      The accounts have been prepared under the historical cost convention and going concern basis.
      The Company and Group have in recent years suffered losses and net cash outflows. The uncertainties arising from the Company’s and Group’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Its continuation as a going concern is dependent upon, among other things, the stabilisation of its share price, and its ability to generate sufficient cash from operations. The directors are confident that the additional financing as explained in Note 19, together with the future trading of the company, will generate sufficient cash to finance ongoing operations.
      In view of the matters noted above there is a fundamental uncertainty over the ability of the Company and Group to continue as a going concern.
      These financial statements do not include any adjustments that may result from the outcome of these uncertainties. If the Company and Group were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise and to reclassify fixed assets and long-term liabilities as current assets and liabilities.

Basis of consolidation
      The consolidated financial statements incorporate the financial statements of the company and all group undertakings. As a consolidated profit and loss account is published, a separate profit and loss account for the parent company is omitted from the group financial statements by virtue of section 230 of the Companies Act 1985.

Turnover
      Turnover, which excludes value added tax and sales tax, represents sales of packaged software, software development fees, licence royalties and amounts chargeable to customers for services provided.

Revenue recognition
      The Company primarily enters into licence arrangements for the sale of the SSP product to the mobile handset and wireless carrier industry. Service revenues are derived from non-recurring engineering activities, training and annual maintenance contracts.
      Revenue from licences is recognised when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed and determinable, and collectibility is probable. For contracts with multiple elements, and for which vendor-specific objective evidence of fair value for the undelivered element exists, the Company recognises revenue for the delivered elements using the residual method as prescribed by Statement of Position No 98-9, “Modification of SOP No 97-2 with Respect to Certain Transactions”. The Company considers these US accounting pronouncements as best practice, and in accordance with FRS5 “Reporting the substance of transactions”. If vendor-specific objective evidence does not exist for all

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
undelivered elements, all revenue is deferred until evidence exists, or all elements have been delivered. Generally the Company has vendor-specific objective evidence of fair value for the maintenance element of software arrangements based on the renewal rates for maintenance in future years as specified in the contracts. In such cases, the Company defers the maintenance revenue at the outset of the arrangement and recognises it rateably over the period during which the maintenance is to be provided, which generally commences on the date the software is delivered. Vendor-specific objective evidence of fair value for the service element is determined based on the price charged when those services are sold separately. The Company occasionally enters into licence agreements with extended payment terms. Provided all other revenue criteria are met, revenue from these contracts are recognised at the earlier of when cash is received from the customer or the quarter in which payments become due and payable.
      The Company has also entered into licence agreements with certain distributors, which provide for minimum guaranteed royalty payments throughout the term of the agreement. Provided all other revenue criteria are met, minimum guaranteed royalty revenue is recognised when the payments become due and payable. Royalty revenue that exceeds the minimum guarantees is recognised as received.
      Revenue for non-recurring engineering is recognised on a percentage of completion basis, which is computed using the input measure of labour cost. Revenues from training are recognised when the training is performed.
      The Company does not grant return rights or price protection under licence agreements for its SSP product, but has in the past provided price protection to certain distributors. Where this is the case, the Company makes appropriate provision based on estimates of expected sell-through by distributor of its products.
      Licence revenue and service revenue on contracts involving significant implementation, customisation or services which are essential to the functionality of the software is recognised over the period of each engagement, using the percentage of completion method. Labour hours incurred is generally used as the measure of progress towards completion.
      Payments for customer funded engineering activities, training and maintenance contracts received in advance of revenue recognition are recorded as deferred revenue.
     Research and development expenditure
      The Company capitalises internal software development costs incurred after technological feasibility has been demonstrated and commercial viability expected. The Company defines establishment of technological feasibility as the completion of a working model. Such capitalised amounts are amortised commencing with the introduction of that product at the greater of the straight-line basis utilising estimated economic life, generally six months to one year, or the ratio of actual revenues achieved to the total anticipated revenues over the life of the product.
      All other research and development expenditure has been written off to the profit and loss account as incurred.
     Foreign currencies
      Assets and liabilities in foreign currencies are translated into US dollars at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are translated into US dollars at the rate of exchange ruling at the date of the transaction. Exchange differences are taken into account in arriving at the operating profit.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      The directors have determined that the Group and Company’s functional currency is the US dollar. The year-end exchange rate used between Sterling and US dollars was $1.89/£1 (2003: $1.78/£1).
     Tangible fixed assets
      Tangible fixed assets are stated at their purchase price, together with any incidental expenses of acquisition.
      Provision for depreciation is made so as to write off the cost of tangible assets on a straight-line basis over the expected useful economic lives of the assets concerned. The principal annual rates used for this purpose are:

Leasehold improvements	shorter of estimated life or remaining lease term
Fixtures and fittings	25-33%
Computer and other equipment	33%
     Deferred taxation
      Under FRS 19, provision is made for deferred tax liabilities and assets, using full provision accounting, otherwise known as the incremental liability method, when an event has taken place by the balance sheet date which gives rise to an increased or reduced tax liability in the future. Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.
      A net deferred tax asset is regarded as recoverable and therefore is recognised only when, on the basis of available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover the carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.
     Operating leases
      Rentals payable under operating leases are charged on a straight-line basis over the lease term in arriving at operating profit.
     Pension costs
      Pension costs in respect of the Group’s defined contribution scheme and 401(k) plans are accounted for in the period to which they relate.
     Derivative financial instruments
      The only derivative financial instruments used by the Group are foreign exchange options, which are used to manage foreign exchange fluctuations. Costs of these options are amortised across the life of the option.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)

2.	SEGMENTAL ANALYSIS

	Turnover by		Turnover by
	Destination		Origin		Operating Losses		Net Assets/Liabilities

	2004	2003	2004	2003	2004	2003	2004	2003
	$000	$000	$000	$000	$000	$000	$000	$000

USA	150	410	541	655	(2,778)	(3,785)	(37,886)	(33,594)
Rest of the World	391	300	—	55	(4,844)	(4,028)	39,050	35,610

	541	710	541	710	(7,622)	(7,813)	1,164	2,016

      The directors consider that all of the Group’s activities fall within one class of business.

3.	OPERATING LOSS
      Operating loss is stated after charging:

	2004	2003

	$000	$000
Research and development costs	2,807	3,373
Depreciation of owned assets	105	143
Hire of equipment under operating leases	10	31
Rental of land and buildings	151	367
Directors’ emoluments	141	583
Restructuring costs	—	498
Auditors’ remuneration — audit services	226	120
— non-audit services	36	25
Net loss on foreign currency translation	19	—

      Fees payable to the auditors in the United Kingdom included within the above charge are $50,000 (2003: $53,000).

4.	OTHER INCOME
      Included in Other income is an amount in the sum of $302,000 (2003: $3,000,000) in respect of the sale of our Java Virtual Machine (JVM) product line.

5.	EMPLOYEE INFORMATION
      The average number of persons employed by the Group during the year, including executive directors, was:

	2004	2003

	Number	Number
Sales and marketing	6	5
Research and development	18	14
General and administrative	8	6

	32	25

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      Group employment costs of all employees including executive directors:

	2004	2003

	$000	$000
Wages and salaries	3,167	3,778
Social security costs	271	346
Pension costs	58	98

	3,496	4,222

          Highest paid director:

	2004	2003

	$000	$000
Emoluments	290	294

6.	INTEREST

	2004	2003

	$000	$000
On lease deposits	2	3
Bank and other	—	9

	2	12

7.	TAXATION

	2004	2003

	$000	$000
Analysis of the tax charge
Current tax
UK Corporation tax @ 30%	(81)	(362)
Over provision in respect of prior years	—	(151)

	(81)	(513)
Overseas tax	—	3

Total current tax	(81)	(510)

Loss on ordinary activities at 30%	(2,168)	(1,423)
Effects of:
Expenses not deductible for tax purposes	1,597	154
Losses surrendered for R&D tax credit	506	62
Adjustment in respect of prior periods	—	(151)
Increase in unprovided tax asset	(16)	845

	(81)	(513)

Deferred tax unprovided consists of the following:
Differences between capital allowances and depreciation	(278)	(419)
Trade losses	(18,642)	(18,485)

Total deferred tax unprovided	(18,920)	(18,904)

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      The deferred tax asset principally consists of accumulated tax losses carried forward and available for offset against future profits. The Group’s accumulated tax losses amount to $59m (2003: $58m). No deferred tax assets have been recognised in respect of the above available losses, as in the opinion of the directors, it is not likely that suitable taxable profits will be available against which the carried forward tax losses can be recovered in the near future.

8.	TANGIBLE FIXED ASSETS

Group

			Computers &
	Leasehold	Fixtures &	Other
	Improvements	Fittings	Equipment	Total

	$000	$000	$000	$000
COST
At 1 January 2004	391	71	1,597	2,059
Additions	1	21	66	88
Reclassification	(39)	(41)	83	3

At 31 December 2004	353	51	1,746	2,150

DEPRECIATION
At 1 January 2004	378	71	1,456	1,905
Charge for the year	9	6	90	105
Reclassification	(37)	(43)	80	—

At 31 December 2004	350	34	1,626	2,010

NET BOOK VALUE
At 31 December 2004	3	17	120	140

At 31 December 2003	13	—	141	154

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)

Company

			Computers &
	Leasehold	Fixtures &	Other
	Improvements	Fittings	Equipment	Total

	$000	$000	$000	$000
COST
At 1 January 2004	130	92	855	1,077
Additions	—	—	24	24
Reclassification	(37)	(40)	80	3

At 31 December 2004	93	52	959	1,104

DEPRECIATION
At 1 January 2004	121	89	817	1,027
Charge for the year	9	6	29	44
Reclassification	(37)	(43)	80	—

At 31 December 2004	93	52	926	1,071

NET BOOK VALUE
At 31 December 2004	—	—	33	33

At 31 December 2003	9	3	38	50

      No fixed assets were held under finance lease and hire purchase contracts.

9.	INVESTMENTS
      The Company’s subsidiary undertakings are:

		Proportion of
		nominal value
		of issued
		shares and
	Description of	voting rights
Name of Company and country of incorporation and operation	shares held	held

Insignia Solutions International Limited	£1 Ordinary	100%
(England & Wales)
Jeode Limited (England & Wales)	£1 Ordinary	100%
Insignia Solutions Inc (USA)	Common stock,	100%
	no par value
Insignia Solutions Foreign Sales Inc	Common stock,	100%
(Barbados)	$10 par value
Emulation Technologies Inc (USA)	Common stock,	100%
	no par value
Insignia Solutions France SARL (France)	FF100 shares	100%
      The principal activities of Insignia Solutions Inc, Insignia Solutions International Limited and Insignia Solutions France SARL are the marketing, licensing and support of computer software products.
      Jeode Limited has been dormant since 2000.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      Emulation Technologies Inc has been dormant since 1990.
      Insignia Solutions Foreign Sales Inc has been dormant from incorporation.
      In addition to the above the Company also holds a joint venture investment. The company holds 17,500 shares in Insignia Asia Chusik Hosea, a company incorporated in South Korea. This represents a 50% shareholding in the company, the joint venture has been included within the consolidated financial statements using the gross equity method. The principal activity of the company is the marketing, licensing and support of computer software products.

INVESTMENT IN JOINT VENTURE	2004	2003

	$000	$000
COST
At 1 January 2004	—	—
Additions	150	—

At 31 December 2004	150	—

PROVISION FOR DIMINUTION
At 1 January 2004	—	—
Provision for year	82	—

At 31 December 2004	82	—

NET BOOK VALUE
At 31 December 2004	68	—

10.	DEBTORS

	Group		Company

	2004	2003	2004	2003

	$000	$000	$000	$000
Amounts falling due within one year:
Trade debtors	—	50	—	—
Amounts owed by subsidiary undertakings	—	—	475	2,180
Taxation	322	391	322	392
Other debtors	86	1,153	75	1,145
Called up share capital not paid	190	—	190	—
Prepayments	421	2,596	283	352

	1,019	4,190	1,345	4,069

Amounts falling due after more than one year:
Lease deposits	283	239	233	220

	283	239	233	220

Total debtors	1,302	4,429	1,578	4,289

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)

11.	CREDITORS: Amounts falling due within one year

	Group		Company

	2004	2003	2004	2003

	$000	$000	$000	$000
Trade creditors	207	310	5	135
Amounts owing to subsidiary undertakings	—	—	255	255
Taxation	—	187	—	—
Other taxes and social securities	—	97	—	97
Other creditors	28	1,770	—	1,613
Accruals	1,002	956	614	586
Deferred income	10	1,459	—	—

	1,247	4,779	874	2,686

12.	SHARE CAPITAL

Authorised share capital:

	2004		2003

	No.	$000	No.	$000
Equity interests (Ordinary shares of 20p)	50,000,000	10,000	50,000,000	10,000
Non-equity interests (Preferred shares of 20p each)	3,000,000	600	3,000,000	600

		10,600		10,600

Allotted and called up:

	2004		2003

	No.	$000	No.	$000
Equity interests (Ordinary shares of 20p)	35,722,205	11,940	25,169,494	8,111

Allotment of shares
      During the year, 142,079 Ordinary shares of 20p were issued for cash through the participation of the Company’s Employee Share Purchase Plan. These 142,079 shares provided net proceeds of $76,000.
      470,000 Ordinary shares of 20p were issued on the exercise of warrants. These 470,000 shares provided net proceeds of $740,000.
      602,906 Ordinary shares of 20p were issued on the exercise of employee stock options. These 602,906 shares provided net proceeds of $536,000.
      9,337,726 Ordinary shares of 20p were issued on private placements. These 9,337,726 shares provided net proceeds of $5,035,000.
      Therefore in total during the year ended 31 December 2004 10,552,711 Ordinary shares with an aggregate nominal value of $3,829,000 were issued and total net proceeds of $6,387,000 were received by the company.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)

Outstanding Warrants for subscription for Ordinary Shares
      At 31 December 2004 the Company had issued the following warrants for subscription for Ordinary shares:

Warrants issued in November 2000 for 225,000 Ordinary shares at $5.00 per share expiring on 24 November 2005.

Warrants issued in February 2001 for 25,000 Ordinary shares at $5.00 per share expiring on 12 February 2006.
     Option schemes
      The Company has four share option schemes, which provide for the issuance of share options to employees of the Company to purchase Ordinary shares of 20p par value. A total of 7,572,071 (2003: 7,572,071) Ordinary shares have been reserved for the issuance of options. At 31 December 2004 and 31 December 2003, approximately 1,772,147 and 1,311,022, respectively, Ordinary shares were available for future grants of share options. Share options are granted at prices of not less than 100% of the fair market value of the Ordinary shares of the date of the grant, as determined by the Board of Directors.
      The following table summarises activity in the year under the share option schemes:

	UK share	US share
	option	option
	schemes	schemes	Total

	$	$	$
Options outstanding at 1 January 2004	896,688	3,628,417	4,525,105
Granted in the year	229,962	1,080,038	1,310,000
Exercised in the year	(84,158)	(518,748)	(602,906)
Lapsed in year	(210,898)	(560,227)	(771,125)

Options outstanding at 31 December 2004	831,594	3,629,480	4,461,074

      Options granted to new employees generally vest 25% on the first anniversary of the date of grant and 1/48 per month thereafter through the fourth anniversary of the date of grant. Options granted to existing employees will generally vest at the rate of 1/48 per month from the date of grant through to the fourth anniversary of the grant unless they lapse before that date. 2,644,401 and 2,534,047 options were exercisable at 31 December 2004 and 31 December 2003, respectively.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
      Options outstanding at 31 December 2004 were as follows:

	UK share option		US share option
	schemes		schemes

		Period of		Period of
	No	exercise	No	exercise

430p per share	250	1998-2005	—	—
$0.90 — $1.000 per share	555,025	1998-2013	1,790,989	1998-2013
$1.001 — $2.000 per share	166,438	1997-2013	616,925	1997-2013
$2.001 — $4.000 per share	68,381	1997-2012	801,316	1997-2012
$4.001 — $6.000 per share	38,500	2000-2011	415,250	2000-2011
$6.001 — $8.000 per share	3,000	2000-2010	5,000	2000-2010
$8.001 — $10.000 per share	—	2001-2010	—	2001-2010
$10.001 — $11.250 per share	—	2001-2010	—	2001-2010

	831,594		3,629,480

Employee Share Purchase Plan
      In March 1995, Insignia’s shareholders adopted the 1995 Employee Share Purchase Plan (the “Purchase Plan”) with 275,000 ordinary shares reserved for issuance there under. In 1998 the number of shares reserved for issuance was increased to 525,000. In May 1999 the number was increased to 900,000 and on June 30, 2004 the number was further increased to 1,200,000. The plan became effective 17 November 1995 and enables employees to purchase Ordinary shares at approximately 85% of fair market value of Ordinary shares at the beginning or end of each six month offering period. The Plan qualifies as an “employee stock purchase plan” under the US Internal Revenue Code. 865,201 Ordinary shares have been issued under the Plan at 31 December 2004 (2003: 723,122).
      In June 2003, the Company approved the issuance of options to purchase up to 250,000 Ordinary shares to an outside consultant. The options are issued and exercisable upon achievement of certain milestones. The exercise price is $0.47 per share and the options expire 3 years from the date of issuance. As of December 31, 2003, 75,000 options were earned and exercisable. An additional 50,000 options were earned in January 2004 and the balance lapsed with the expiration of the contract in January 2004.

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)

13.	RECONCILIATION OF MOVEMENT IN TOTAL SHAREHOLDERS’ FUNDS

					Total shareholders’
	Called up	Share	Profit and		funds
	share	premium	loss	Capital
	capital	account	account	reserve	2004	2003

	$000	$000	$000	$000	$000	$000
Group
At 1 January 2004	8,111	59,123	(65,270)	52	2,016	4,112
Shares issued in year	3,829	3,095	—	—	6,924	2,513
Share issue expenses	—	(537)	—	—	(537)	(374)
Loss for year	—	—	(7,239)	—	(7,239)	(4,235)

At 31 December 2004	11,940	61,681	(72,509)	52	1,164	2,016

Company
At 1 January 2004	8,111	59,264	(65,627)	—	1,748	3,717
Shares issued in year	3,829	3,095	—	—	6,924	2,513
Share issue expenses	—	(537)	—	—	(537)	(374)
Loss for year	—	—	(7,226)	—	(7,226)	(4,108)

At 31 December 2004	11,940	61,822	(72,853)	—	909	1,748

      As permitted by Section 230(1)(b) of the Companies Act 1985, Insignia Solutions plc has not published its separate profit and loss account. The loss arising in the Company in 2004 of $7,226,000 (2003: loss of $4,108,000) is dealt with in the consolidated profit and loss account.

14.	PENSION COSTS
      The Group has a 401(k) plan covering all of its US employees and a defined contribution plan covering all its UK employees. Under both these plans, employees may contribute a percentage of their compensation and the Group makes certain matching contributions. Both the employee’s and Group’s contributions are fully vested and non-forfeitable at all times. The assets of both these plans are held separately from those of the Group in independently managed and administered funds. The Group’s contributions to these plans are aggregated $50,000 in 2004 (2003: $98,000).

15.	COMMITMENTS

Lease commitments
      The Group has committed to the following annual charges under non-cancellable operating leases:

	Properties		Equipment

	2004	2003	2004	2003

	$000	$000	$000	$000
Expiring:
Within one year	26	—	—	71
Within two to five years	198	133	—	—
After five years	—	219	—	—

	224	352	—	71

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)

16.	RELATED PARTY TRANSACTIONS
      The Company has taken advantage of the exemption in Financial Reporting Standard No. 8 not to disclose transactions and balances between Group entities that have been eliminated on consolidation.

17.	LOSS PER SHARE
      Basic loss per share is calculated by dividing the loss attributable to Ordinary shareholders by the weighted average number of Ordinary shares in issue during the year.
      The diluted loss per share and basic loss per share are the same, as any dilutive potential Ordinary share would not increase the net loss per share.

		Weighted			Weighted
		average	Per share		average	Per share
		number of	amount		number of	amount
	Loss	shares	2004	Loss	shares	2003

	$000	$000	$000	$000	$000	$000
Loss attributable to shareholders	(7,239)	36,756	(0.24)	(4,235)	21,331	(0.20)

Basic and diluted EPS	(7,239)	36,756	(0.24)	(4,235)	21,331	(0.20)

18.	FINANCIAL RISKS
      The Group’s financial risk and treasury policy is as detailed in the Directors’ Report. Short-term debtors and creditors are not discounted, securitised or pledged in any way, and as permitted by FRS 13, they are excluded from the numerical analyses in this note, except for the currency analysis of the Group’s financial assets and liabilities.

Interest rate risk
      The Group places its cash primarily in bank accounts and certificates of deposit with high quality financial institutions. Interest earned fluctuates in line with bank interest rates.
      The group has no financial liabilities, other than short-term creditors, at either 31 December 2004 or 31 December 2003.

Currency analysis of financial assets and liabilities
      Included in financial assets and liabilities are short-term bank deposits, lease deposits relating to the UK & US premises. The UK lease deposit is repayable on expiration of the lease in 2008 or after certain profit targets are met for three consecutive years. The US lease deposit is repayable 30 April 2006.

						Total
	Short term	Lease	Long term	Short term	Short term
	bank deposits	deposits	receivables	receivables	liabilities	2004	2003

	$000	$000	$000	$000	$000	$000	$000
Sterling	104	233	—	75	(5)	407	175
US Dollars	793	50	—	10	(234)	619	1,956
Other	5		—	—	—	5	11

	902	283	—	85	(239)	1,031	2,142

      The Group enters into currency option contracts to hedge the short-term impact of sterling fluctuations against the US dollar. The gains and losses on these contracts are included in the profit and loss account when

INSIGNIA SOLUTIONS PLC AND ITS SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
YEAR ENDED 31 DECEMBER 2004 — (Continued)
the related operating revenues and expenses are recognised. At 31 December 2004, there were no currency options outstanding (2003: $nil outstanding).

Maturity profile of financial liabilities
      The Group had no financial liabilities, other than short-term creditors, at either 31 December 2004 or 31 December 2003.

Fair values of financial assets and liabilities
      The fair values of all Group financial assets and liabilities are considered to be the same as book value.

19.	POST BALANCE SHEET EVENTS
      On February 9, 2005 Insignia received approximately $1.3 million through the sale of 3,220,801 ADSs representing ordinary shares pursuant to its October 17, 2002 securities subscription agreement with Fusion Capital. The Company and Fusion Capital mutually terminated that agreement, under which the Company has received $5.1 million in aggregate funding.
      On February 10, 2005, Insignia entered into a new $12 million securities subscription agreement with Fusion Capital, with an option for a second $12 million tranche of equity financing at the Company’s sole discretion. Upon the commencement of funding under the new agreement, Insignia will have access to up to $12 million in equity financing, over a 30 month period, (subject to daily maximum purchase amounts), that can be received at Insignia’s option after a registration statement covering the transaction is declared effective by the Securities and Exchange Commission. The shares will be priced based on a market-based formula at the time of purchase. The securities subscription agreement also provides for the issuance of warrants to purchase 4,000,000 ADSs as a commitment fee to Fusion Capital. This agreement with Fusion Capital does not constitute an offer to sell securities. An offer to sell securities will only be made if certain conditions are met, including the declaration of effectiveness by the Securities and Exchange Commission of the registration statement referenced above. Under the rules and regulations of the NASDAQ SmallCap Market, the Company would be required to obtain shareholder approval to sell more than 19.99% of the issued and outstanding shares as of February 9, 2005 under this agreement.
      In March 2005, Insignia closed on the acquisition of Mi4e Device Management AB (“Mi4e”), a private company headquartered in Stockholm, Sweden. Mi4e was founded in 2003 and is a leading provider of client provisioning device-management software and services to mobile operators, virtual operators and value added service providers. The consideration paid in the transaction was 2,969,692 American depositary shares (ADSs) representing ordinary shares (valued at $2.7 million as of the date of the agreement) and another 989,896 ADSs is payable on March 31, 2006. In addition, up to a maximum of 700,000 euros is payable in a potential earn out based on a percentage of future revenue collected from sales of existing Mi4e products.
      On June 30, 2005 the Company entered into Securities Subscription Agreements with certain investors, including Fusion Capital Fund II, LLC (“Fusion”) (Fusion and the other investors are each, an “Investor” and collectively, the “Investors”). Pursuant to the Subscription Agreements, Investors invested an aggregate of $1,000,000 on June 30, 2005, and the Company completed a second closing on July 5, 2005 for an additional $440,400.
      The Company also issued warrants to the Investors. On June 30, 2005 and July 5, 2005, the Company issued Warrants to purchase an aggregate of 3,601,000 ADSs at an exercise price per share equal to the greater of $0.50 or the US Dollar equivalent of 20.5 UK pence. The Warrants are immediately exercisable beginning June 30, 2005 and expire on June 30, 2010.

INSIGNIA SOLUTIONS plc
Instructions to THE BANK OF NEW YORK, as Depositary
(Must be received prior to 5:00 pm New York time on September 23, 2005)
          The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, through its Agent, to endeavor, in so far as practicable, to vote or cause to be voted the number of shares or other Deposited Securities underlying the American Depositary Shares evidenced by Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business August 31, 2005, at the Annual General Meeting of the Members of INSIGNIA SOLUTIONS plc to be held in High Wycombe, England, at 10:00 a.m. on Friday, September 30, 2005 in respect of the resolutions specified on the reverse.
NOTE:
Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the resolutions. The Depositary shall not vote the amount of shares or other Deposited Securities underlying a Receipt except in accordance with instructions from the Holder of such Receipt.

INSIGNIA SOLUTIONS plc
P.O. BOX 11209
NEW YORK, N.Y. 10203-0209
To include any comments, please mark this box.	☐
Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.

1.	To receive the U.K. statutory accounts of Insignia for the year ended December 31, 2004, together with the Directors’ and Auditors’ reports thereon. The shareholders of the Company need not vote on this matter.

2.	To receive and approve the Directors’ remuneration report.

3.	To reappoint Macintyre Hudson as the U.K. statutory auditors and independent accountants of the Company to hold office until the conclusion of the Company’s next annual general meeting at which accounts are laid before the Company, and to authorize the Board of Directors of the Company to determine their remuneration.

4.	To ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s United States independent auditors for the fiscal year ending December 31, 2005.

5.	To re-elect as a director Nicholas, Viscount Bearstead.

6.	To re-elect as a director David G Frodsham.

7.	To approve the reduction of the nominal value of our ordinary shares through a Special Resolution.

8.	To increase the number of the Company’s authorized shares by creating an additional 35,000,000 ordinary shares of 1p nominal value.

9.	To authorize the Board of Directors of the Company to issue up to 51,000,000 ordinary shares and up to 3,000,000 preferred shares (or other securities derived from such ordinary shares and preferred shares, such as options or warrants) of the Company without first gaining shareholder approval, with such authority lasting a period of five years.

10.	In conjunction with the authority proposed to be given in Proposal 9, to authorize the Board of Directors of the Company to issue up to 51,000,000 ordinary shares for cash (or other securities derived from such ordinary shares, such as options or warrants) without giving shareholders the first opportunity to purchase such shares or securities. This authority is to last a period of five years.

11.	To transact any other ordinary business of Insignia as may properly come before the meeting or any adjournments or postponements of the meeting.

☐	▼ DETACH PROXY CARD HERE ▼

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1. Not voteable

2.	☐	☐	☐	7.	☐	☐	☐

3.	☐	☐	☐	8.	☐	☐	☐

4.	☐	☐	☐	9.	☐	☐	☐

5.	☐	☐	☐	10.	☐	☐	☐

6.	☐	☐	☐	11.	☐	☐	☐

       To change your address, please mark this box.       ☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here